Exhibit 1

'llestpac GROUP 2019 Full Year Financial Results For the 12 months ended 30 September 2019

Westpac 2019 Full Year Results Index 2019 Full Year Result Presentation 3 Investor Discussion Pack of 2019 Full Year Result 34 Strategy 35 Overview Performance discipline Service leadership Digital transformation 40 45 47 50 Governance and Culture 62 Earnings drivers Revenue Expenses Impairments 72 73 76 78 Credit quality 79 Capital, Funding and Liquidity 101 Divisional results Consumer Business Westpac Institutional Bank Westpac New Zealand 111 112 116 121 124 Economics 130 Appendix and Disclaimer 146 Contact us 155 Disclaimer 156 Image on front and left Westpac’s ‘Baker of Beirut’ campaign; helping people when it matters.

Brian Hartzer ChiefExecutive Officer 'llestpac GROUP

2019 Results – Overview 4 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack •Result reflects the challenging environment •Prioritising strength •Acting decisively to reshape our business •Delivering on our strategic priorities •Positioning for the digital future

FY19 earnings snapshot

5

	FY19	Change FY19 – FY18[1]	Change 2H19 – 1H19[1]
Reported net profit	$6,784m	(16%)	14%
Cash earnings[2]	$6,849m	(15%)	8%
Cash EPS[3]	198.2c	(16%)	7%
Return on equity[4,5]	10.8%	(225bps)	63bps
Margin (excl. Treasury & Markets)[5]	2.04%	(7bps)	–
Expense to income ratio[5]	48.6%	Large	(261bps)
Dividend per share (2H19)[6]	80c	(7%)	(15%)
Cash earnings excluding notable items[7]			
Cash earnings[2]	$7,979m	(4%)	(3%)
Cash EPS[3]	230.9c	(6%)	(4%)
Return on equity[4]	12.5%	(94bps)	(59bps)
Margin (excl. Treasury & Markets)[5]	2.08%	(4bps)	(2bps)
Expense to income ratio[5]	43.9%	113bps	38bps

1 Prior year cash earnings comparatives have been restated for the impacts of AASB 9 & AASB 15. 2 Cash earnings is a measure of profit generated from ongoing operations for further detail see slide 42. 3 Cash EPS is cash earnings divided by weighted average ordinary shares. 4 Return on equity is cash earnings divided by average ordinary equity. 5 Cash earnings basis. 6 Full year 2019 Dividend per share 174c. 7 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group's wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

FY19 divisional snapshot 6 % Change FY19 – FY18 Cash earnings FY19 ($m) notable items1 As reported Excl. Consumer $3,288 (4%) (6%) Business $2,431 (12%) (2%) Westpac Institutional Bank $1,014 (7%) (7%) New Zealand (NZ$) $1,042 3% 4% Group Businesses ($869) Large Large 1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group’s wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Prioritising strength – Key ratios 7 55 12 10 45 45 30 6 25 1 LCR is liquidity coverage ratio, NSFR is net stable funding ratio. 2 Peer 1 and 2 based on FY19 results as reported on a continuing operations basis. Peer 3 based on 1H19 results as reported. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Stressed exposures to total committed exposure (%) Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Mar-19 Sep-19 2.17 1.60 1.24 1.20 1.20 1.05 1.08 1.10 0.99 Impaired assets to gross loans2 (%) 0.48 0.33 0.26 0.25 Peer 1Peer 2Peer 3WBC Common equity tier 1 (ratio % and $bn) $bnRatio (%)10.610.610.610.7 11 50 9.19.09.59.5 9 40 8 35 7 5 20 4 153 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Mar-19 Sep-19 45 46 8.2 43 39 34 30 28 25 Liquidity ratios1 (%) LCRNSFR Sep-17Sep-18Mar-19Sep-19 138 133 127 124 114 113 112 109

Prioritising strength – Capital

8

- CET1 capital ratio was little changed over FY19 (up 4bps). However, CET1 capital ratio was impacted by ~75 bps from
  - Operational risk overlays (CGA self-assessment, standardised model top-up)
  - New standardised model for derivatives RWA[1]
  - Customer remediation provisions and costs associated with the exit of financial planning
- Expect to raise around $2.5bn of capital[2] via an underwritten institutional placement and a non-underwritten share purchase plan (SPP)
- Increases buffer over APRA's unquestionably strong benchmark and gives additional capacity to respond to
  - Potential litigation or regulatory actions
  - RBNZ and APRA capital changes
  - Customer growth



Common equity Tier 1 capital – Pro forma (%)
10.67
0.58
11.25
Sep-19
Capital expected to be raised[2]
Sep-19 pro forma

1 RWA is risk weighted assets. 2 Assumes $500m to be raised under the SPP – the actual amount raised could be more or less.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Prioritising strength – Reset dividend 9 Effective (after DRP)1 80 80 79 79 79 80 76 71 72 72 71 68 medium term range 1 2H19 assumes DRP participation rate of 10%. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Dividend payout ratio (%) Cash earnings basis Cash earnings excl. notable items98 85 76 63 5170-75% sustainable 1H162H161H172H171H182H181H192H19 Dividend considerations • Reset dividend to reflect capital raising, increase in shares on issue, and lower earnings per share • Final dividend of 80 cents per share, down 14 cents per share or 15% lower than both the 2019 interim dividend and the 2018 final dividend • 2H19 dividend represents a payout ratio of 79%; excluding notable items 71% • Payout ratio excluding notable items is within the sustainable medium-term range of 70-75% • Dividend yield of 5.4% (closing share price of $29.64 at 30 September 2019) • Franking surplus of $1.6bn Dividends per ordinary share (cents) 94949494949494 80 1H162H161H172H171H182H181H192H19

Acting decisively to reshape our business

10

Portfolio actions	**Wealth reset**	• Exited our financial planning business • BT integrated into Consumer and Business
	Distribution	• Consolidated 61 branches and 349 ATMs[1] • Agreement to sell most Australian offsite ATMs • New State based, multi-brand management structure (Business & Consumer)
Deal with outstanding issues	**Royal Commission**	• 49 recommendations presently applicable to Westpac – 11 implemented, 11 underway – 27 awaiting legislation/regulatory action
	CGA self-assessment	• ~40% of recommendations implemented[2]
	Remediation	• Significant provisions raised • New remediation hub, with over 500k[3] customers refunded
Structural efficiency	**Cost delivery**	• \$405m productivity savings • 5% FTE reduction

1 Australian ATMs. 2 At 1 November 2019. 3 Since 2017.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Delivering on our strategic priorities

| 11

Performance disciplines

- New State based structure reinforces accountability
- New operating rhythm focused on execution to drive performance metrics
- Significant investment in risk, compliance, financial crime and customer complaints systems and capabilities

Service leadership

- # 1 NPS in commercial, SME, and Micro business
- # 2 NPS in consumer for most of the year
- Strong service ethos and disciplines in place (e.g. complaints resolution)
- "Help when it matters" brand campaign supporting customer growth

Digital transformation

- Customer Service Hub (CSH) rolled out for Westpac 1st party mortgages
- Panorama build complete; fastest-growing platform in market ($23bn in FUA)
- New Payments Platform complete; ~40% of all payments[1] in the market
- No Severity 1 incidents in FY19

1 NPP payments by value.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Positioning for the digital future – Innovation

12

Digital experience

Red



- Digital sales now ~40% of total[1]
- St.George digital mortgage
- Digital Institutional Bank (DIB)
- Enhanced online Term Deposit renewals
- EasyID (NZ account opening)
- New AI chat-bot 'Red'
- Ready for Open Banking (Feb 2020)[2]

Automation

Customer Service Hub


Track your application
Your summary
Provide documents
What you need to do
William's documents
Add proof or document

- Customer Service Hub rolled out (Westpac 1st party mortgages)
- 80% of mortgages settled electronically (PEXA)
- Enterprise Workflow System

Fintech partnerships

DATA REPUBLIC

zip[3] HYPER ANNA

uno.[4] 10x

- Reinventure portfolio now $150m[5]
- Direct investments: Zip, Uno and planned investment in 10x
- Well positioned to expand partnerships across fintech ecosystem

1 See page 153 for definitions. 2 Subject to outstanding industry issues and testing being completed in a timely manner. 3 Zip offers point-of-sale credit and digital payment services. 4 Uno is an online mortgage broker. 5 Committed capital.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Positioning for the digital future – Technology

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	In production (examples)	To be done
Channel Systems	• Mobile Banking • Banker dashboard • 'Red' (AI chatbot) • Human Digital Connections (call centre) • St.George digital mortgage	• Mobile banking 2.0 (2020) • Digital mortgage (Westpac) • Digital Institutional Bank enhancements
Customer Origination and Analytics	• CSH built; Westpac 1st party mortgages • Group data platform (DDEP) • Open Banking Phase 1	• Real time data and insights (2Q20) • CSH – other consumer products/channels • Open Banking Phase 2 • Risk and compliance system upgrades
Products	• Panorama • New Payments Platform • Enterprise Workflow	• Investment platform consolidation • Digital banking platform 10x • Financial markets systems • Core banking consolidation
Infrastructure	• Hybrid cloud environment • Network backbone upgrade • Worksmarter (desktop) • OneConference (video, voice calls)	• Continued cloud migration • State-of-the-art command centre • Complete network upgrades

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Peter King ChiefFinancial Officer 'll estpac GROUP

Results down 15%

15

Cash earnings movements ($m) FY19 – FY18



1. Hastings, Advice & Ascalon $308m
2. Lower insurance income $116m
3. Lower super, platforms and investments $91m
8,065
281
8,346
5
(619)
16
18
213
7,979
(1,130)
6,849
Down 4%
Down 15%
FY18
FY18 notable items[1]
FY18 excl. notable items[1]
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI[2]
FY19 excl. notable items[1]
FY19 notable items[1]
FY19

1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group's wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions. 2 NCI is non-controlling interests.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

2H19 earnings up 8%, down 3% excl. notable items[1]

16

Cash earnings movements ($m) 2H19 – 1H19



3,296
753
4,049
95
(106)
(36)
(128)
56
3,930
(377)
3,553
Down 3%
Up 8%
1H19
1H19 notable items[1]
1H19 excl. notable items[1]
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI[2]
2H19 excl. notable items[1]
2H19 notable items[1]
2H19

1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group's wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions. 2 NCI is non-controlling interests.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Notable/infrequent/volatile items 17 Notable items1 – by area ($m after tax) Infrequent/volatile items ($m after tax) 2H18 1H19 2H19 2H18 1H19 2H19 Asset sales – 41 42 Wealth (141) (484) (194) Banking (140) (133) (147) Fund manager revaluations (13) – – Wealth reset – (136) (36) Group CVA2 13 (11) (41) Total (281) (753) (377) Total cash earnings impact – 30 1 1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group’s wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions. 2 CVA is credit valuation adjustment. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Infrequent/volatile items detail • 2H19 Group CVA includes $41m (pre-tax) revised methodologies • Major asset sales (pre tax) included: –2H19: CBD branch $43m, financial planning $10m –1H19: Paymark NZ$40m, Ascalon $3m Wealth reset update • Spent or provisioned $241m (pre-tax) in FY19 • Continue to expect exit costs of $250-300m • 157 employees moved to Viridian • Around 14,000 individual customers moved to Viridian

Australian mortgage growth slowed 18 Mortgage growth (%) 1H18 2H18 1H19 2H19 Owner occupied 3 3 2 2 2 1 – (1) Investor Fixed rate (% of flow) 30 23 36 35 Mortgage portfolio mix (%) Mar-18 Sep-18 Mar-19 Sep-19 (15.7) (15.2) 56 61 66 70 Principal & interest Interest only 40 35 31 27 Line of credit 4 4 3 3 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Net mortgage growth ($bn) 10.1 1H182H181H192H19 Mortgage flows ($bn) New flowsRun-off 17.416.517.0(16.4) 13.6(12.4)(12.2) 13.6 1Q192Q193Q19 4Q19 4Q18 7.5 2.52.0

Margins well managed 19 2.12 Certain capital/deposit balances 30 Sept 19 ($bn) Capital hedged (Group) 49 41 Deposits hedged (Group) Australia at call; rate <25bps 95 Australia at call; rate 26bps to <75bps 28 1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group’s wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions. 2 Benchmark is based on market rates with terms consistent with the duration of the term deposits. 3 Tractor is the 3 year moving average hedge rate for hedges on capital and low rate deposits. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Tractor rate3 (%) 3 year swap rate (spot)Tractor 3% 2% 1% 0% Oct-15Oct-16Oct-17Oct-18Oct-19 TD portfolio cost over benchmark2 (%) 1.00% 0.75% 0.50% 0.25% 0.00% Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 Net interest margin (bps) Treasury & Markets impact on NIMNIM excl. Treasury & Markets 5bps2.171bp(6bps)6bps(1bp)(2bps)1bp2.16(3bps)2.13 0.08 Down 1bp 0.09 0.09 0.08 2.09 2.07 2.04 2.04 1H191H191H19 excl.LoansCustomerShort termCapital &LiquidityTreasury &2H19 excl.2H192H19 notablenotabledepositswholesaleother Marketsnotablenotable items1items 1fundingitems1items1

Markets & Treasury1 income up 6% in 2H19 20 1 Includes net interest income and non-interest income but excludes derivative valuation adjustments. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Markets non-customer and Treasury income ($m) Markets non-customer Treasury 653 1H162H161H172H171H182H181H192H19 546 247 574 349 162 395396 142 484 89 412 406 404 395 60 362 114 127 72 335 282 277 235 Markets customer income ($m) 1H162H161H172H171H182H181H192H19 482 465 455 448 448 447 438 436

Non-interest income up 16%, down 5% excl. notable items[1]

21

Net Fees ▼ 4%[1]

- Cards and merchants (down $28m); higher reward program costs and lower interchange revenue
- WIB (down $19m); infrastructure & syndication
- Lower advice fees



1,017
1,049[1]
991[1]
947[1]
293
351
325
297
325
326
271
274
399
372
395
376
1H18
2H18
1H19
2H19
Cards & merchants
Other fees
Business & institutional

Wealth and Insurance ▲ 6%[1]

- General insurance (up $94m) from lower claims
- Life insurance (down $55m); TPD claims & write-off of DAC following Protect Your Super



929
1,095[1]
758[1]
802[1]
32
180
509
500
459
459
294
326
232
272
94
89
67
71
1H18
2H18
1H19
2H19
Hastings
Funds
Insurance
Other

Trading and Other ▼ 19%[1]

- Lower trading income from CVA methodology change (2H19 charge of $41m)
- Lower other income from revaluation of financial instruments and other small items



576
475
565
459
69
56
101
16
507
419
464
443
1H18
2H18
1H19
2H19
Other
Trading

1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group's wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

FY19 expenses up 3%, excl. notable items[1] & FX down 1%

22


Expense movements ($m) FY19 – FY18
9,698
(112)
9,586
(158)
340
(405)
72
7
91
37
9,570
241
220
10,031
Down 1% excl. FX
Up 3%
FY18
FY18 notable items1
FY18 excl. notable items1
Hastings
BAU
Structural productivity
Reg & compliance
Investment
Software amortisation
FX
FY19 excl. notable items1
Wealth reset
FY19 remediation
FY19

1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group's wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

23

2H19 expenses excl. notable items[1] up 1%

Expense movements ($m) 2H19 – 1H19



5,041
(274)
4,767
135
(259)
95
3
59
3
4,803
187
4,990
Up 1%
Down 1%
1H19
1H19 notable items 1
1H19 excl. notable items 1
BAU
Structural productivity
Reg & compliance
Investment
Software amortisation
FX
2H19 excl. notable items 1
2H19 notable items 1
2H19

1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group's wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Credit quality 24 2.0 Sep-18 Mar-19 1.05 0.0 1 TCE is total committed exposure. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Agriculture, forestry & fishing Wholesale & retail trade Property Services Property & business services Construction Manufacturing Transport & storage Accommodation, cafes & restaurants Finance & insurance Mining Utilities Stressed exposures as a % of TCE1 Watchlist & substandard 2.1790+ day past due and not impaired 1.24 Impaired 1.60 0.85 1.241.201.20 0.71 0.99 0.65 1.091.081.10 0.55 0.57 0.55 0.50 0.56 0.54 0.35 0.31 0.48 0.43 0.58 0.33 0.26 0.37 0.39 0.34 0.25 0.44 0.27 0.22 0.20 0.17 0.17 0.15 0.15 0.14 Corporate/business stressed exposure by sector ($bn) 1.8 1.6 1.4 1.2 1.0 0.8 0.6 0.4 0.2 Sep-19

Australian mortgage credit quality 25 QLD 1 Including offset balances. 2 Net of reinsurance costs. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Properties in possession (number) 558 WA Other Mar-18Sep-18Mar-19Sep-19 482 186 398396 186 135 152 162 133 122 103 210 163 141 141 Australian mortgages 90+ day delinquencies by State (%) 3.0 2.0 1.0 0.0 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 NSW/ACTVIC/TASQLD WASA/NTALL Australian mortgage portfolio characteristics Sep-18Mar-19Sep-19 30+ day delinquencies140bps159bps161bps 90+ day delinquencies72bps82bps88bps Customers ahead of repayments169%69%70% Realised mortgage losses2 ($m)385157 Dynamic LVR (weighted average)54%57%58% Australian mortgage portfolio delinquencies (%) 3.0tor 2.0 1.0 0.0 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 90+ day past due total90+ day past due inves 30+ day past due total

2H19 Impairment charge 13bps of gross loans 26 Write-backs Write-offs New IAPs in Collective (90) (108) 1 1 Gross-up of write-offs. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Individually assessed provisions ($m)Collectively assessed provisions ($m)Total ($m) Other movement & recoveriesdirectprovisions 535 261 (74) (174) (168) (150) (144) (170) 1H18 2H18 1H19 2H191H18 2H18 1H19 2H191H18 2H18 1H19 2H191H18 2H18 1H19 2H191H18 2H18 1H19 2H19 509 461 430428418 198 15 444 173173170 368 333 (26)

CET1 ratio 10.67%

27

CET1 capital ratio (% and bps)



10.63
10.64
92
(75)
27
(4)
17
(6)
(13)
(14)
(16)
(5)
10.67
58[4]
~11.25
Organic 51bps
Other (48bps)
Up 3 bps
Sep-18
Mar-19
Cash earnings ex notable items[1]
1H19 dividend
Dividend reinvestment plan[2]
Ordinary RWA growth
IRRBB RWA
Other capital movements
Notable items[1,3]
Derivative capital standard
Op Risk CGA Overlay
Op Risk Standardised Overlay
Sep-19
$2.5bn Capital raise
Sep-19 Pro forma

Considerations

- Further clarity on revised capital frameworks expected 2019/20
- Impact of AASB16 adoption 1 October 2019 (8bps)
- Well positioned for proposed change to APS111[5] with pro forma Level 1 CET1 of 11.21%

Level 1 CET1 capital ratio (% & bps)



10.98
(40)
63[6]
11.21
Proposed change to APRA treatment of equity investments[5]
Sep-19
APRA proposal
Capital expected to be raised
Sep-19 Level 1 pro forma

1 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group's wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions. 2 Dividend reinvestment plan (DRP) reflects 1.5% discount applied for Interim 2019 dividend. 3 The impact of notable items on the CET1 ratio incudes capital deduction for the associated deferred tax assets. 4 58 basis point increase reflects the impact of the Underwritten Placement $2.0bn and assumes the SPP raises $500m. 5 "Revisions to APS 111 Capital Adequacy: Measurement of Capital" released on 15 October 2019. For this purpose equity investments includes Additional Tier 1 and Tier 2 capital. 6 63 basis point increase reflects the Level 1 impact of the underwritten $2.0bn Placement and assumes the SPP raises $500 million after allowing for the change to risk weights from the proposed change to APS 111.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Considerations for FY201 28 mortgage balances in 1H20 is offset by expected growth in 2H20 super migration, and platform margins (pricing & lower cash rates) ~$100m impairments to reflect economic environment 1 The information on this slide contains ‘forward-looking statements’ and statements of expectation reflecting Westpac’s current views with respect to future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect upon Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this slide is subject to the information in Westpac’s ASX filings, including its 2019 Annual Report, and elsewhere in this presentation. 2 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group’s wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions. 3 Margin for month of September 2019. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Average lending • Average lending expected to be relatively flat over FY20 as a likely decline in Net interest margin (excl. Treasury & Markets and notable2 items) • Margin for September 2019 (exit margin) of 2.04%3 (2H19 margin of 2.07%) Non-interest income (excluding notable items ) • Banking fees expected to reflect modest loan growth and impact of regulatory changes to credit cards • Wealth management and insurance income likely to be lower in FY20 from –Exit of financial planning business ~$50m decline –Industry/legislative change including, Protecting Your Super legislation, corporate –Insurance income dependent on claims experience and lapse rates • Any sales of non-current assets in FY20 unlikely to realise material gains (FY19 ~$100m pre tax) Impairment charges • Impairment charges remained low in FY19 at 11bps of average gross loans, FY20

Considerations for FY20[1]… continued

29

FY20 expenses are expected to be 1% higher, excluding potential notable[2] items (based on FY19 expenses excluding notable[2] items of $9,570m)

Increase in amortisation

- Increase in amortisation of capitalised software of ~$170m expected in FY20 following the rise in capitalised software and new systems becoming operational. The largest contributor is the Customer Service Hub

Higher compliance/ risk spend

- Reflecting the Group's emphasis on strength, and a focus on enhancing Westpac's compliance/risk management processes; related operational expenses are expected to rise by ~$245m. Includes costs related to risk management, compliance, financial crime and complaints management
- This investment is expected to lead to a more efficient and effective risk environment and, while higher spending will remain in FY21, cost reductions are expected thereafter

Productivity offsets

- Expecting ~$500m in productivity in FY20, up 23% from the $405m in FY19
- Exit of financial planning business and Wealth reset expected to reduce expenses by ~$200m in FY20

1 The information on this slide contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views with respect to future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect upon Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this slide is subject to the information in Westpac's ASX filings, including its 2019 Annual Report, and elsewhere in this presentation. 2 Notable items include provisions for estimated customer refunds, payments, associated costs, and litigation, along with costs associated with restructuring of the Group's wealth business. For further details see slide 41. Each remediation program has its own methodology. These methodologies and estimates may change over time as further facts emerge and may require additional provisions.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Brian Hartzer ChiefExecutive Officer 'llestpac GROUP

Operating environment 31 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack •Economic activity expected to improve through the year but remain subdued (GDP growth ending calendar 2020 at 2.4%) •Housing expected to continue its recovery in Sydney and Melbourne •Expect credit to increase moderately across both business and consumer •Interest rates expected to go lower •Some regulatory uncertainty remains – expecting more clarity through 2020, particularly on capital •Continue to expect further remediation provisions/costs and possible litigation or regulatory actions

Building a bank for the future

32

Key service factors		Westpac position
Scale & strength	• Navigate economic cycle • Maintain funding sources • Spread cost of technology and compliance	• Number 1 or 2 across all key segments[1] • 14.2m customers • Credit ratings[2] AA-/Aa3/AA- • Unquestionably strong capital
Brand & service	• Strong and trusted brands • Ability to sustain marketing investment • High service quality	• National and regional brands • Strong and improving NPS position
People & culture	• Economics of skill in technology, risk and analytics • High quality, engaged and diverse workforce	• 71% employee commitment; #1 on LinkedIn[3] • Strong service ethos • Strengthening risk capability
Technology	• Modern, efficient, scalable platforms • Superior data capability • APIs and partnering	• Reinventure and direct fintech partnerships • Digital bank capability (expected investment in 10x)

1 As measured by MFI market share. 2 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. 3 LinkedIn most desired employers in Australia.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Measures of success

33

	2020	Aspiration
Performance disciplines	• ~$500m in productivity savings ($700m including Wealth Reset) • Restore mortgage growth to ~1X system[1] • Further reshape network • Navigate low interest rate environment	• <40% Cost to income ratio
Service leadership	• Extend lead in business NPS • Close gap to #1 in consumer	• #1 NPS of major bank peers across all segments
Digital transformation	• Roll out Customer Service Hub (CSH) to regional brands and brokers • New mobile banking app • Launch Phase 2 of Open Banking • Increase digital sales to 45%	• All consumer products on CSH • Extend partnerships to deliver new and enhanced services • Complete infrastructure renewal (networks, data, cloud)

1 By September 2020.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Investor Discussion Pack 'll estpac GROUP

Strategy 'll estpac GROUP

WBC listed on ASX & NZX | WBK LISTED NYSE | Strategy | 36

Westpac Group at a glance: Australia's First Bank

- In its 203rd year, Australia's first bank and first company, opened 1817
- Australia's 2nd largest bank and 20th largest bank in the world; ranked by market capitalisation[1]
- Well positioned across key markets with a service-led strategy focused on customers
- Supporting consumers and businesses in Australia and New Zealand and customers with ties to these markets
- Unique portfolio of brands providing a full range of financial services across consumer, business and institutional banking, and wealth administration
- One of the more efficient banks globally[2]
- Capital ratios are in the top quartile globally, with sound credit quality
- Credit ratings[3] AA- / Aa3 / AA-
- Leader in sustainability[4]

Four operating divisions

Division	Brands
Consumer	Westpac, St.George, BankSA, Bank of Melbourne, BT, RAMS
Business	Westpac, St.George, BankSA, Bank of Melbourne, BT, Advance Asset Management, BT Panorama
Westpac Institutional Bank (WIB)	Westpac, Westpac Pacific
Westpac New Zealand	Westpac

Key statistics at 30 September 2019

Customers	14.2m
Australian household deposit market share[5]	22%
Australian mortgage market share[6]	23%
Australian business credit market share[6]	17%
New Zealand deposit market share[7]	18%
New Zealand consumer lending market share[7]	18%
Australian wealth platforms market share[8]	18%

Key financial data for Full Year 2019

Reported net profit after tax	$6,784m
Cash earnings	$6,849m
Expense to income ratio[9]	48.6%
Common equity Tier 1 capital ratio (APRA basis)	10.7%
Return on equity[9]	10.7%
Total assets	$907bn
Market capitalisation[10]	$103bn

1 30 September 2019 Source: S&P Capital IQ, based in US$. 2 Credit Suisse analysis of expense to income ratio of world's largest banks October 2019. 3 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. S&P Global Ratings and Moody's Investor Services have Westpac on a stable outlook. Fitch Ratings have Westpac on a negative outlook. 4 A member of banking sector leadership group DJSI World, since 2002. Ranked leader in Sustainalytics ESG Rating. 5 APRA Banking Statistics, September 2019. 6 RBA Financial Aggregates, September 2019. 7 RBNZ, September 2019. 8 Strategic Insights July 2019, All Master Funds Admin. 9 Cash earnings basis. 10 Based on share price at 30 September 2019 of $29.64.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Framing our strategic agenda Strategy 37 To be one of the world’s great service companies, helping our customers, communities and people, to prosper and grow Our Vision Strategic Priorities Customer Franchise Performance Discipline Digital Transformation • • • • • Leading digital platforms and experience Superior data infrastructure capability More digitally active customers Streamline and simplify processes Build and strengthen digital partnerships • • • • Strength - a point of differentiation Return – ahead of peers Productivity – < 40% cost to income Growth – highly targeted • • • • • Great customer outcomes Differentiated brand portfolio Strong loyal customer base Motivated employees Supported communities 2020 Focus areas Deal with outstanding issues Reshape the business • • Finalise existing remediation Implement Royal Commission and CGA self-assessment recommendations Close outstanding legal/regulatory issues Improve regulatory and compliance processes and controls • • Simplify product set Reshape organisational design and enhance ways of working Complete roll-out of Customer Service Hub Complete infrastructure renewal (networks, data, cloud) • • • • Structural productivity Service • • $500m of productivity savings Further reshape the network branches/ATMs/digital • • • Extend NPS lead in business Close NPS gap to #1 in consumer Further enhance service culture Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Progress on our 2019 priorities[1]

Strategy | 38

Deal with outstanding issues

- Reset Wealth:
  - Exited personal financial advice by Westpac Group planners and authorised representatives and moving to a referral model
  - Restructured BTFG businesses into Consumer and Business divisions
- Raised provisions for Advice customer remediation in FY19 for:
  - Salaried advisers of $137m (after tax)
  - Authorised representatives of $428m (after tax)
- Centralised oversight of customer remediation into remediation hub. Paid $248m to customers in FY19
- Implemented 11 Royal Commission recommendations and 40% of CGA self-assessment recommendations

Momentum in customer franchise[2]

- Increased Australian banking customer numbers by 124k to 11.2m over FY19
- Number 1 in Net Promotor Score (NPS) for business customers and Number 2 for consumer customers[3] for most of FY19
- Australian NPS
  - Consumer NPS[3] -7.3 (down 0.5 pts on Sep 18)
  - Business NPS[3] -4.5 (up 8.4 pts on Sep 18)
- NZ NPS
  - Consumer NPS +5 (down 3 pts on Sep 18)
  - Business NPS +3 (up 3 pts on Sep 18)
- WIB NPS +51 (up 6 from Sep 18)
- Deepen relationships
  - #2 MFI[4] consumer market share (16.5%)
  - #2 MFI SME[5] market share (20.3%)
  - #1 MFI commercial market share (25.5%)
  - #1 in platform funds under administration[6] (18%)
  - 87 of top 100 ASX companies bank with WIB
- Launched a range of new digital facilities
  - End-to-end digital mortgage in St.George
  - New chat-bot (Red)
  - Online pricing tool for term deposits
  - Real-time account opening in NZ (EasyID)
- Material improvement in complaints management

Structural cost reduction

- $405m in productivity savings delivered in FY19
- FTE
  - Reduced operating divisions from 5 to 4
  - FTE 5% lower over the year
- Continued reshaping of distribution network
  - Removed 375 ATMs across the Group
  - Entered an agreement to sell most of the Group's offsite ATMs in Australia
  - Rationalised 61 branches across the Group
  - Converting India branch to rep office
- Migrated activity to digital
  - 55% of accounts now use eStatements
  - >195k mortgages settled via eConveyancing
  - 112 WIB customers now use Corporate Lending Portal
- Improvements in major platforms
  - Customer service hub (CSH) operational in Westpac brand in FY19
  - Additional functionality on Panorama with advanced reporting and eSignatures
  - Real time payments on NPP were enabled for the majority of Westpac Group customers. Westpac processes over 40% of all NPP payments (by value)

1 Progress over FY19 unless otherwise noted. 2 Refer to pages 153 and 154 for metric definitions and details of metric provider. 3 Australian NPS is August 2019. 4 Main financial institution. 5 Refers to Total SME. 6 Strategic Insights June 2019. All Master Funds Admin.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Strategy | 39

What sets Westpac apart

Strong strategic position – consistent strategy

- No. 1 or 2 position across key markets[1] – all divisions well placed
- Unique portfolio of brands, reaching more customers
- Strategic position in platforms and insurance
- No material non-core businesses

Sustainability leadership

- First Australian bank to:
  - Sign Equator Principles (2003)
  - Commit to 2 degree economy (2014)
- Public support for Taskforce on Climate-related Financial Disclosures (TCFD) recommendations (2017)
- Foundation member of United Nations Environment Program Finance Initiatives Principles for Responsible Banking (2018)
- Member of global banking leadership group in Dow Jones Sustainability Index since 2002; sector leader 11 times; ranked #1 in Australia in Financial Services in 2019, #9 globally

Conservative financial management

- Strong credit quality with low impaired assets to gross loans
- Capital ratios at top end of banks globally
- Provision cover at upper end of peers
- Balance sheet weighted to mortgages
- Disciplined amortisation of capitalised software
- Only SEC registered Australian Bank – Sarbanes Oxley certifications


Impaired assets to gross loans[2] (%)
0.33
0.48
0.26
0.25
Peer 1
Peer 2
Peer 3
WBC


Capitalised software average amortisation period[2] (years)
2.7
4.4
4.9
3.1
Peer 1
Peer 2
Peer 3
WBC


Effective tax rate[2] (%)
29.2
28.8
29.3
30.3
Peer 1
Peer 2
Peer 3
WBC

1 As measured by market share or MFI share. 2 Peer 1 and 2 are on continuing operations basis. Peer 1 and 2 based on FY19 results as reported, Peer 3 based on 1H19 results as reported.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Overview 'll estpac GROUP

Results | 41

Notable items in FY19 and FY18

In FY19 and FY18, the Group raised certain provisions known throughout this document as "notable items" which relate to the following:

Customer remediation

Provisions of $958 million (after tax) in FY19, $281 million in FY18. The majority of the provisions relate to remediation programs for:

- Certain ongoing advice service fees associated with the Group's salaried financial planners and authorised representatives
- Refunds for certain customers that had interest only loans that did not automatically switch, when required, to principal and interest loans
- Refunds to certain business customers who were provided with business loans where they should have been provided with loans covered by the *National Consumer Credit Protection Act*
- Other items as part of our get it right, put it right initiative

Wealth reset

In March 2019, the Group announced its decision to reset its Wealth business. In FY19, provisions for restructuring and transition costs were $241 million (after tax $172 million)

	Remediation					
FY19 notable items ($m)	**Consumer**	**Business**	**NZ**	**GB[1]**	**Wealth reset GB[1]**	**Group**
Net interest income	(85)	(246)	(13)	-	-	**(344)**
Non-interest income	(2)	(55)	(4)	(759)	-	**(820)**
Expenses	25	(87)	(15)	(143)	(241)	**(461)**
Core earnings	(62)	(388)	(32)	(902)	(241)	**(1,625)**
Impairment charges	-	-	-	-	-	**-**
Tax and non-controlling interests	29	118	9	270	69	**495**
Cash earnings	**(33)**	**(270)**	**(23)**	**(632)**	**(172)**	**(1,130)**

	Remediation					
FY18 notable items ($m)	**Consumer**	**Business**	**NZ**	**GB[1]**	**Wealth reset GB[1]**	**Group**
Net interest income	(99)	-	(2)	(4)	-	**(105)**
Non-interest income	(12)	-	(11)	(140)	-	**(163)**
Expenses	(39)	(5)	(3)	(65)	-	**(112)**
Core earnings	(150)	(5)	(16)	(209)	-	**(380)**
Impairment charges	-	-	-	-	-	**-**
Tax and non-controlling interests	36	-	4	59	-	**99**
Cash earnings	**(114)**	**(5)**	**(12)**	**(150)**	**-**	**(281)**

1 Group Businesses.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Cash earnings and reported net profit reconciliation

Results | 42

Cash earnings[1] policy

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for over 15 years and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for:
  - Material items that key decision makers at the Westpac Group believe do not reflect the Group's operating performance
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Reported net profit and cash earnings ($bn)


Reported profit
Cash earnings
8.0
7.8
7.4
7.8
8.0
8.1
8.1
8.1
6.8
6.8
FY15
FY16
FY17
FY18
FY19

	FY19 ($m)	% chg FY19-FY18	% chg 2H19-1H19
Cash earnings	6,849	(15)	8
Cash EPS (cents)	198.2	(16)	7
Reported net profit	6,784	(16)	14
Reported EPS (cents)	196.5	(17)	13

Reported net profit and cash earnings adjustments ($m)

	FY18	FY19
Reported net profit	8,095	**6,784**
Amortisation of intangible assets	17	–
Fair value (gain)/ loss on economic hedges	(126)	35
Ineffective hedges	13	(20)
Adjustments related to Pendal Group (formerly BTIM)	73	45
Treasury shares	(7)	5
Cash earnings	**8,065**	**6,849**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to page 42.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

FY19 financial snapshot

Results | 43

	FY19	Change FY19- FY18	Change 2H19- 1H19
Earnings[1]			
Earnings per share (cents)	**198.2**	(16)	7
Core earnings ($m)	**10,624**	(15%)	10%
Cash earnings ($m)	**6,849**	(15%)	8%
Return on equity (%)	**10.8**	(225bps)	63bps
Dividend (cents per share)	**80**	(15%)	(15%)
Expense to income ratio (%)	**48.6**	481bps	(261bps)
Net interest margin (%)	**2.12**	(10bps)	1bp
Credit quality			
Impairment charges to average gross loans (bps)	**11**	(1bp)	4bps
Impaired assets to gross loans (bps)	**25**	5bps	1bp
Impaired provisions to impaired assets (%)	**44.9**	(120bps)	(82bps)

	FY19	Change FY19- FY18	Change 2H19- 1H19
Balance sheet			
Total assets ($bn)	**906.6**	3%	2%
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	**10.7**	4bps	3bps
CET1 capital ratio (Internationally comparable[2]) (%)	**15.9**	(29bps)	(32bps)
CET1 capital ($bn)	**45.8**	1%	2%
Risk weighted assets ($bn)	**429**	1%	2%
Loans ($bn)	**714.8**	1%	–
Customer deposits ($bn)	**524.5**	1%	3%
Net tangible assets per share ($)	**15.36**	–	2%
Funding and liquidity			
Customer deposit to loan ratio (%)	**73.4**	43bps	175bps
Net stable funding ratio (%)	**112**	(2ppts)	(1ppt)
Liquidity coverage ratio (%)	**127**	(9ppts)	(6ppts)
Total liquid assets[3] ($bn)	**169.9**	11%	12%

1 All measures on a cash earnings basis. 2 Internationally comparable methodology aligns with the APRA study titled 'International Capital Comparison Study' dated 13 July 2015. 3 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Reset dividend Results 44 98 9.6 9.4 9.1 8.8 8.4 7.7 6.4 71 64 63 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19 1 DRP participation rate of 10% assumed. 2 Yield based on closing price as at 31 March or 30 September respectively. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Dividend payout ratio (%) Payout ratio (cash earnings basis) Effective payout ratio (after DRP shares issued) 777480807979768579 72727168761 4951 1 Ordinary dividend yield2 (%) Ordinary yieldIncluding franking 10.4 7.7 6.7 7.3 6.2 6.6 5.4 5.4 5.9 1H162H161H172H171H182H181H192H19 Dividend considerations • Reset the dividend given capital raising, increase in shares on issue and lower earnings • Sustainability of the payout ratio over the medium term • 2H19 payout ratio (ex notable items) 71% Dividends per ordinary share (cents) 939494949494949494 80 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19

FY19 cash earnings impacted by notable items of $1,130m

Performance discipline | 45

	FY19 $m	% Change FY19-FY18	% Change 2H19-1H19
Net interest income	16,953	(1)	2
Non-interest income	3,702	(26)	16
Expenses	(10,031)	3	(1)
Core earnings	10,624	(15)	10
Impairment charges	(794)	(2)	38
Tax and non-controlling interests (NCI)	(2,981)	(17)	8
Cash earnings	**6,849**	**(15)**	**8**
Add back notable items (after tax)	1,130	Large	(50)
Cash earnings ex notable items	**7,979**	**(4)**	**(3)**
Reported net profit	***6,784***	***(16)***	***14***

1 Average interest-earning assets.

Cash earnings features of FY19 – FY18 ($m)


AIEA[1] up 3%, margin 7bps lower
No Hastings revenue, lower wealth income, lower insurance income (higher claims), and a negative movement in derivative valuation adjustment
8,065
281
8,346
5
(619)
16
18
213
7,979
(1,130)
6,849
Down 4% ex notable items
Down 15%
FY18
Add back notable items
FY18 ex-notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
FY19 ex-notable items
Notable items
FY19

Cash earnings features of 2H19 – 1H19 ($m)


AIEA[1] up 1%, margin 1bp lower
A negative movement in derivative valuation adjustments, lower fee income, and a reduction in institutional bank lending fees
Mostly from higher new collective provision and higher write-offs in the consumer portfolios
3,296
753
4,049
95
(106)
(36)
(128)
56
3,930
(377)
3,553
Down 3% ex notable items
Up 8%
1H19
Add back notable items
1H19 ex-notable items
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
2H19 ex-notable items
Notable items
2H19

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Divisional1 contributions Performance discipline 46 (40) 27 3,930 (377) Group Businesses 2H19 ($m) Consumer Business WIB NZ Group Operating income 4,644 3,293 1,310 1,104 201 10,552 Expenses (1,931) (1,430) (631) (486) (512) (4,990) Core earnings 2,713 1,863 679 618 (311) 5,562 Impairment (charges)/benefits (313) (198) (31) 24 57 (461) Tax & non-controlling interests (719) (501) (178) (181) 31 (1,548) Cash earnings 1,681 1,164 470 461 (223) 3,553 % of Group cash earnings 47% 33% 13% 13% (6%) 100% 1 Refer to division definitions, page 150. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack 1H19 Add back notable items 1H19 ex-notable items Consumer Business WIB NZ Group Businesses 2H19 ex-notable items Notable items 2H19 1H19 Add back notable items 1H19 ex-notable items Consumer Business WIB NZ Group Businesses 2H19 ex-notable items Notable items 2H19 2H19 divisional core earnings movements ($m) 1,086 6,148190(71)(93)(76)36,101 (539) 5,562 5,062 Down 1% ex notable items Up 10% 2H19 divisional cash earnings movements ($m) 7534,049103(135)(74) 3,296 Down 3% ex notable items Up 8% 3,553

Service leadership | 47

More customers, deeper relationships and strong balance sheet

Grow customers

Customer numbers (#m)



Australian banking[1]
New Zealand
Other[2]
13.4
13.9
14.1
14.2
1.6
1.4
10.4
1.7
1.4
10.8
1.7
1.4
11.1
1.7
1.4
11.2
Sep-16
Sep-17
Sep-18
Sep-19

Chart may not add due to rounding

Increase in customer numbers (#'000's)



213
460
256
87
FY16
FY17
FY18
FY19

Deepen relationships

Transaction account balances ($bn)



Australian retail[3]
WIB[4]
New Zealand[5]
130.4
141.6
152.1
161.1
Sep-16
Sep-17
Sep-18
Sep-19

Australian customers with a wealth product[6] (%)



Peers
St.George
Westpac
19.9
17.8
17.0
12.5
10.6
Sep-17
Sep-18
Sep-19

Maintain balance sheet strength

CET1 capital ratio (%) and capital ($bn)



9.1
9.0
9.5
9.5
10.6
10.6
10.7
28
30
34
39
43
45
46
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19

Funding composition by residual maturity (%)



16
20
4
10
5
44
1
5
7
4
12
8
63
1
5
7
5
12
8
63
1
Sep-08
Sep-18
Sep-19
Wholesale Onshore <1yr
Wholesale Offshore <1yr
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity
Customer deposits

1 Australian banking refers to banking customers in Consumer and Business divisions. 2 Other includes Wealth, WIB and Westpac Pacific. 3 Australian retail refers to Consumer and Business divisions. Business includes Private Wealth. 4 WIB includes Group Businesses. 5 In A$. 6 Refer to page 153 for details of metric provider.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Building long term franchise value – customer service Service leadership 48 Consumer and Business (mean), New Zealand (%) -6.0 7.4 7.2 -11.4 7.5 -2.3 -17.3 7.1 73% 20 5 67% 1 Refer page 153 for metric definition and details of provider. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack New Zealand Business Consumer New Zealand Business Consumer Customer satisfaction1 Net Promotor Score (NPS) WestpacSt.George brandsPeersWestpacSt.George brandsPeers 1.4 7.5 7.2-7.6 7.1-11.6 Aug-17Aug-18Aug-19Aug-17Aug-18Aug-19 WestpacSt.George brandsPeersWestpacSt.George brandsPeers 7.6 7.2-5.4 6.9-19.4 -24.5 Aug-17Aug-18Aug-19Aug-17Aug-18Aug-19 WestpacPeersWestpacPeers 38 76%21 71% 67%9 Sep-17Sep-18Sep-19Sep-17Sep-18Sep-19

Transforming our workforce

Workforce revolution | 49

Service leadership

- The **Navigate** program continues to embed 'Our Compass', providing our people with a consistent understanding of our code of conduct, values, service promise and vision. The program focuses on clarity around ethical behaviour and treatment of customers
- Simplified our 'Service Promise' to help guide employees in providing superior service and give them the tools to do so
- Motivate performance framework continues to drive a focus on behaviours and culture; including tying behaviours to remuneration outcomes



Learning and development

- Over 2,130 leaders participated in leadership development programs in 2019, including 433 senior business leaders commencing the new Executive Edge Program in September
- Employees enrolled in over 360,000 courses on LearningBank, our learning platform. Employees obtained over 290 micro-credentials, in partnership with AGSM, Deakin University and Udacity with a further 380 currently studying for a micro-credential
- 750 employees completed the pilot of our Skills Mapping tool, helping them understand their skills and have more future focused development conversations

Simplification

- Released PeopleHQ, a cloud based HR system, with improved position management and workforce controls, enabling tighter workforce management
- Continued organisation design reviews focusing on structural simplification to support productivity
- Increasing Agile transformation across the Group
  - Full implementation of agile ways of working in NZ
  - Extension of agile project methodologies and operating models, in particular, across Group Technology and Consumer Digital and Marketing
  - Implementation of agile flow to work model in HR as the template for support functions

Employee culture and commitment

- Employee commitment has remained stable in a challenging industry environment (71%)
- Monthly spot commitment results have trended up since May 2019 (70% and above), reflecting employee pride in the delivery of our strategy and progress made towards achieving the organisation's vision of becoming one of the world's great service companies
- The Culture Index[1], a key measure of the health of the organisation's culture, also remains stable with a six month rolling average at 72%
- Continued to foster a culture where it is safe to speak up, including a dedicated 'Speaking Up Program", designed to provide our people with extra protections and confidence about raising concerns

Women in Leadership positions[2] (%)


46
48
50
50
50
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19

LTIFR[3] (rolling 12 months) (#)


0.80
0.80
0.60
0.39
0.43
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19

1 Culture Index measures four elements: trust and care, service orientation, agility and innovation, and risk culture. 2 Spot number at 30 September for each period. Refer page 154 for metric definition. 3 Lost time injury frequency rate.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Four pillars of our digital strategy

Digital transformation | 50

Secure and reliable

- Protecting both the Group and customers against security threats through digital solutions
- Ensuring customers have 24/7 access to core digital services
- Improving our IT systems operational resilience
- Leveraging data for credit decision making and better understanding of customers' needs

Giving customers control

- Refining digital services to provide a superior experience
- Encouraging customers to take greater control of their financial health through self-serve and control features
- Creating new services to allow customers to manage their finances more easily

Reducing cost to serve and cost to change

- Replacing aging infrastructure through projects such as Customer Service Hub, while also saving customers and bankers time
- Streamlining customer interactions and engagement through digital self service
- Shifting data storage to the cloud

Investing in Fintech

- Direct investment and investments via Reinventure, the Group's fintech venture capital fund
- Accessing insights and adjacent business opportunities
- Creating new commercial partnerships that generate value for customers
- Delivering new products for Westpac customers such as Presto Smart

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Investment in stability and fraud protection

Digital transformation | 51

Strengthening technology infrastructure

- **Simpler modern core systems** through Customer Service Hub (CSH), Panorama, New Payments Platform (NPP) and cloud based human capital management system (PeopleHQ)
- A more **personalised, intelligent and autonomous digital experience** through next generation mobile application and real-time data and insight platform
- **Digitisation and automation** of operations to streamline process and strengthen control environment
- **Efficient and resilient group-wide infrastructure** through accelerating adoption of cloud
- A **maturing service management platform** to ensure the highest standard of availability and security across all customer services

Severity 1 IT incidents (Australia)


10
5
9
10
5
0
2
0
0
0
1H15
2H15
1H16
2H16
1H17
2H17
1H18
2H18
1H19
2H19

Protecting customers

- Two-factor SMS authentication
- Biometric fingerprint logon to mobile banking
- Encouraging customers to notify us of their travel plans to prevent unauthorised overseas transactions
- Malware indicator: inspecting online banking activities to identify if malicious software is present on a customer's device
- Dedicated scam assist team providing 24/7 support to customers and bankers. Has supported >2,000 customers since its launch in June 2019
- National Scam and Awareness seminars completed by branches to support community and help increase understanding and confidence to protect themselves from scams. Seminars also conducted for small business customers

Detecting fraudulent / suspicious behaviour

Identifying fraudulent / suspicious behaviour quickly by implementing security solutions such as:

- **Real-time monitoring tools and Proactive Risk Manager:** Monitoring transactions real-time & identifying suspicious transactions in milliseconds so they can be held, declined or an alert raised for investigation. Customers are then notified and prompted for additional validation
- **Device ID:** Inspecting transaction devices to determine whether the customer is using a known device. Real time monitoring tools provide further validation if required

PROTECT

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Giving customers more control Digital transformation 52 • Ability to lock and unlock lost cards online 122 • Historical statements, including for closed accounts 2 1 eWallet include transactions via Android Pay, Fitbit Pay, Garmin Pay and Samsung Pay. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack eWallet transactions (#m) 6.9 1H172H171H182H181H192H19 5.5 3.8 2.6 1.1 0.1 Online card lock /unlock / closure (# ´000’s) 1,312 1H172H171H182H181H192H19 1,114 933 710 538 347 Online credit card limit reduction (# ´000’s) 52 1H182H181H192H19 41 3133 Customer control features Continuing to develop and implement services which allow customers to control their finances including: • Ability to close/cancel credit card and reduce credit limits online • Ability to place controls on spend with merchants identified as providing gambling services • Online transaction history available for 13 months • Providing new payment methods through eWallet1 • Ability to obtain proof of balance Westpac Red interactions (AI chatbot) Conversations (#'000s)Resolved by Red (%) 7673 6866697070 156151157 127130 84 1H19Apr-19May-19Jun-19Jul-19Aug-19Sep-19

Reducing cost to serve Digital transformation 53 55 49 43 9.6 7.7 7.2 1,046 1,025 1,006 971 955 1 Does not include RAMS. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack eACuosntvreaylaianncinAgT(M000s’s()#) 2,9702,9162,835 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 2,542 2,2132,193 eConveyancing1 (#´000’s) 104.6 1H172H171H182H181H192H19 90.8 79.7 59.1 39.2 26.1 Australian branches (#) 1,059 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Accounts with eStatements Number (#m)eStatements (%) 52 45 368.48.9 6.0 Mar-17Sep-17Mar-18Sep-18Mar-19Sep-19 Progress on key initiatives Digitising processes to improve productivity and enhance the customer experience • More digital communication such as eConveyancing, eStatements, and eSignatures • Decreasing physical presence and supporting customer preference for cashless transactions by providing different ways to pay (wearables, eWallet, etc)

digital channels1 Customers preferring Digital transformation 54 4.9 4.8 4.7 4.3 20.8 20.1 222 217 206 1 Refer page 153 for definitions. Prior periods digital sales, and digital and branch transactions have been restated to reflect a consistent definition of a transaction. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Branch transactions (#m) 22.521.7 18.617.7 own 4% Down 11% 1H172H171H182H181H192H19 D Digital transactions (#m) 257 234242 Up 6% 10% 1H172H171H182H181H192H19 Up Digitally active customers (#m) 5.0 4.5 2% 4% Mar-17Sep-17Mar-18Sep-18Mar-19Sep-19 Up Up Sales via digital (%) 36373839 Up 1ppt 1H172H171H182H181H192H19 Up 2pp ts 2929

Customer Service Hub Westpac 1st Party roll-out largely complete with Digital transformation significant improvements in the customer and banker experience 55 Re-engineering the home ownership process: Digitising the end-to-end home loan origination experience by 2020 Customer access via any channel Banker dashboard Customer application tracker At any time customers have clarity on their loan application status Single point for bankers to view customer information and loan application status Applications available seamlessly across channels Digital upload of information Customers can upload documents from home Every element of the process supports providing a record of verification Settlement Digital offer and acceptance Plain English terms & conditions and online acceptance Simplified application assessment / approval for customer and banker Digitises a number of manual processes Digital streamlined settlement integrated with land titles registry More home ownership needs met at origination Improved customer experience Increased banker productivity Lower cost of change Increased efficiency 1.7x to 1.2x reduction in costs. Single platform across multiple brands 50% reduction in customer documents, faster time to approval 10% more of customer’s lifestyle and protection needs met 25% reduction in banker time spent processing 25% reduction in the cost of mortgage origination Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Leading to: Capabilities delivered Strategy

Reinventure – Investing in fintech businesses[1]

Digital transformation | 56

Westpac has committed $150m to fintech venture capital fund, Reinventure. Reinventure enables Westpac to access insights and adjacent business opportunities, both in Australia and offshore. The model also helps Westpac to source commercial partnerships that create value for customers

New business models

SocietyOne: Peer-to-peer (P2P) online lending platform connecting borrowers and investors

OpenAgent.com.au: Helps home sellers make decisions about who they choose to sell their property

Assembly: Full stack payments platform

Auror.: Uses data to shed light on high volume crimes, improving prevention and detection coinbase: A bitcoin wallet and platform

* **hmlet**: Turning buildings into community-centric dwellings flare: Comprehensive cloud-based human resources and employee benefits platform to streamline HR processes

BRICKX: Enables the purchase of residential property, one 'brick' at a time

Valiant: Business loan marketplace that matches SMEs to the best lender based on their characteristics and needs

Hey You: A payment app for customers when dining out or grabbing a coffee on the go

* **zest**: A consumer digital lending platform

New technology capabilities

kasada: Enterprise cyber security company that protects businesses from malicious bot attacks

CODELINGO: Enabling software development teams to scale processes and improve code quality

Polychain Capital: A fund of funds for cryptocurrency and blockchain technology doshii: Connects ordering apps, payment devices, loyalty and reservations platforms to any point of sale

InDebted: Digitised debt collection, leveraging modern communications, automation and machine learning

Slyp: Smart receipts that automatically link purchase receipts to customers' bank accounts

* **Forte**: Pioneering a new asset class called Tradeable Income Based Securities (TIBS)

* **IMMUTABLE**: Creating real-game assets for developers, using blockchain technology

Data, AI and analytics

HYPER ANNA: A natural language AI system for data analysis targeting relatively simple business queries that comprise 70% of an analyst's work in a large organisation

BASIQ: Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ

DATA REPUBLIC: A trust framework and secure platform that allows users to exchange data safely and securely

* **Curious thing**: Conversational voice-based AI for digital interviewing, powered by machine learning

a.kin: AI company that integrates neuroscience into their platform creating capability that not only manages complex problems but is able to form intrinsic relationships with humans

* **Flybits**: AI-powered, context-as-a-service platform, to deliver personalised experiences to customers

Fillr: Standardises mobile forms into an easily readable format and fillable at the tap of a button

* **KEPLER ANALYTICS**: B2B platform for physical retail stores that provides insights through their AI engine and in-store sensors

* New in 2019. 1 Logos are of the respective companies.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

New digital offers for customers[1]

Digital transformation | 57

Examples of how Westpac's and Reinventure's investments are delivering

Investing in merchant propositions

Assembly, zip[2], Slyp, doshii, Hey You, Kepler Analytics

Building on Presto Smart for Westpac customers

- Based on software built by Assembly, Presto Smart enables a business merchant terminal to connect with a range of point-of-sale systems

Investing in the home ownership ecosystem

uno.[3], OpenAgent.com.au, hmlet

Strategic investments in Uno and OpenAgent

- Bringing new capability to Australian property buyers, sellers and investors

Investing in data, AI and analytics

Discovery Ag[4], [5], Flybits, Data Republic, Hyper Anna, Fillr, Basiq, a-kin

Leveraging Data Republic to support growth of the data ecosystem and governed data sharing

- WIB working with Data Republic to deliver bespoke data insight tools for customers, including State Governments

1 Logos are of the respective companies. 2 Zip offers point-of-sale credit and digital payment services. 3 Uno is an online mortgage broker. 4 Discovery Ag is an agribusiness focused on optimising on-farm efficiencies. 5 Quintessence Labs creates opportunities with quantum technology that encrypts confidential data.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainable futures | 58

Continued sustainability leadership

United Nations Sustainable Development Goals alignment	Westpac's sustainability priority areas	FY19 outcomes (unless otherwise stated)
4, 8, 10, 17	Helping people make better financial decisions	• Delivered financial capability communications for different demographic segments including for young Australians, in partnership with 26 universities and TAFE NSW (900k interactions); women, via Ruby Connection (724k interactions); and older Australians, via Starts at 60 (over 3 million interactions) • Continued to offer financial health check programs for superannuation members, including the digital Wealth Review and My Wellbeing online portal
8, 10, 17	Helping people by being there when it matters most to them	• Helped customers experiencing financial hardship, issuing over 52,000 financial assistance packages • Extended the $100m drought relief fund launched last year to support Australian farmers • Assisted over 900 customers since launching the Priority Assist 1800 telephone line to support customers experiencing domestic and family violence and financial abuse • Supported over 3,000 Indigenous Australians through a dedicated customer care team established this year to support remote Indigenous communities
4, 8, 9, 10, 11, 12, 13, 17	Helping people create a prosperous nation	• Awarded $4.3 million in educational scholarships through Westpac Scholars Trust, to the next 102 Westpac Scholars, bringing the total cohort to 416 • Helped to create over 700 jobs[1] for vulnerable Australians through Westpac Foundation job creation grants to social enterprises • Increased lending to climate change solutions to $9.3bn[2], progressing towards our 2020 target of $10bn[2]
5, 8, 10	A culture of doing the right thing	• Maintained 50% women in leadership roles. Four female directors on Westpac Board (36%) • 161 new-to-bank Aboriginal or Torres Strait Islander hires • Established a new complaints strategy centred on customer connection, service excellence, priority support for vulnerable customers and root cause and complaints prevention • Reduced average time to close complaints[3] from 13 days to seven days • Commenced tracking customer satisfaction of the complaint resolution experience
7, 10, 12, 13	The fundamentals – sustainability policies, action plans and frameworks	• Joined the 'Raising the Bar' initiative, committed to spend $21m with Indigenous businesses by 2024 • Launched the world's first Green Tailored Deposit to be certified by internationally recognised Climate Bonds Initiative (CBI) • Delivered several sustainability-linked loans designed to incent and reward customers for meeting pre-determined sustainability targets • Committed to source 100% of global electricity consumption through renewable energy sources by 2025 and joined RE100

Further information on Westpac's Sustainability strategy and progress on strategic priorities is available at www.westpac.com.au/sustainability

1 All results as at 30 September 2019, except jobs created through the Westpac Foundation job creation grants to social enterprises which are as at 30 June 2019. 2 Total committed exposure. 3 Refers to complaints not subject to external dispute resolution.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Sustainable futures | 59

Delivering sustainable value for all stakeholders[1]

Customers	Employees	Community	Suppliers	Investors	Economy	Environment
14.2m Customers	**36,311** Employees[2]	**~500** relief packages for customers impacted by natural disasters	**$5.9bn** Spent with suppliers in Australia	**10.7%** Cash return on equity	**$3.0bn** Income tax FY19	**$9.3bn** Committed exposure to climate change solutions
Provided **$61bn** New home loans in Australia	**50%** Women in Leadership positions	**$4.3m** Awarded in educational scholarships to the next 102 Westpac Scholars[3]	**$3.6m** Spent with Indigenous Australian suppliers[4]	**$6.0bn** In dividends to shareholders	**30.3%** Effective tax rate	**$3.6bn** To facilitate climate solutions
Provided **$25bn** New business lending in Australia (excludes Institutional)	**$5.0bn** Paid to employees	**$130m** In community contributions in FY19	**$18.6m** Spent with diverse Australian suppliers[4]	**+610k** shareholders and more via super funds	**3rd** Largest tax payer in Australia[5]	**100%** Of global electricity consumption through renewable energy sources by 2025
Over **52,000** Customers supported through Westpac Group Assist		**+619k** financial education interactions		**198.2** Cash earnings per ordinary share (cents)	**$391m** Bank Levy **34.2%** Effective tax rate including the Bank Levy	**18 years** Global banking leader for the 18th year in a row. Ranked #1 bank in Australia in 2019 by DJSI. Received highest ESG Rating and best ESG Risk Rating of Australian major banks from Sustainalytics at October 2019

1 Data for FY19 or as at 30 September 2019 unless otherwise stated. 2 Refers to headcount. 3 Funded by Westpac Scholars Trust. 4 Diverse suppliers includes businesses at least 51% owned and controlled by indigenous Australians or women. Also includes Australian Disability Enterprises and social enterprises. 5 Source: Corporate Tax Transparency Report 2016 - 2017, published December 2018.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Climate-related metrics Sustainable futures 60 (% of TCE)1 at 30 September 2019 203 194 183 8.7 6.2 Brown coal 2 2020 target - 0.30tCO2e/MWh 2.6 Renewable energy 0.75 TCE 31.9 1 Exposures in WIB only. TCE is total committed exposure. 2 Data as at 30 June for the reporting year. 3 Australia only. NEM benchmark is sourced from Australian Energy Market Operator. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Emissions intensity (tCO e/MWh)3 Westpac electricity generation portfolio National electricity market (NEM) benchmark 0.900.860.82 FY16FY17FY18FY19 0.38 0.36 0.28 0.26 Climate change solutions exposure (% of TCE) at 30 September 2019 Green buildings 2.8 4.2 3.2 Low carbon transport 15.939.5Adaptation infrastructure $9.3bn Forestry Waste Other Mining exposure (TCE $bn) Sep-18Mar-19Sep-19 10.710.5 9.8 6.1 5.4 5.6 3.9 3.4 3.6 1.4 0.8 0.8 TotalNon-fossil fuelOil and gasCoal - thermal & metallurgical Electricity generation exposure 0.9 1.4 Renewable energy Gas TCEBlack coal $3.9bn 75.3Liquid fuel Climate change solutions exposure (TCE $bn) 9.19.3 7.0 Sep-16Sep-17Sep-18Sep-19 Total scope 1, 2 and 3 emissions (tCO2e, 000s)2 220 2016201720182019

Climate-related disclosures – scenario analysis

Sustainable futures | 61

Alignment with the TCFD

- Westpac continues to integrate the consideration of climate-related risks and opportunities into its business operations. This includes alignment with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD)
- Climate change-related risks are managed within the Group's sustainability, and wider risk management framework

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

Transition risk – key points

- Westpac assessed potential transition risks (policy, legal, technology and market changes related to climate change)
- Analysis focused on our current Australian Business and Institutional lending[1] and exposure to sectors that may face growth constraints under 1.5-degree and updated 2-degree scenarios[2]
- Approximately 2.5% of current business lending is exposed to sectors that by 2030, may experience higher risk in a transition to a 1.5-degree economy
- Approximately 0.9% current business lending is exposed to sectors that by 2030, may experience higher risk in a transition to a 2-degree economy

Portfolio physical risk – 4 degree scenario

Share of current portfolio exposed to higher physical risk (%)


2030
2050
0.4%
1.6%

Data presented shows the share of current exposure to postcodes that may experience higher physical risk at intervals of 2030 and 2050 under our IPCC RCP 8.5 Scenario[4]

Physical risk – key points

- Along with the Group's commitment to the Paris Climate Agreement, Westpac continues to assess the resilience of its Australian mortgage portfolio to physical risks in line with TCFD recommendations
- Westpac assessed potential physical risks[3] (financial impacts of changes in climate patterns and extreme weather events)
- Focused on the Australian mortgage portfolio and exposure to postcodes that may face increased physical risk under a 4-degree scenario
- Approximately 1.6% of the current Australian mortgage portfolio is in postcodes which by 2050, may be exposed to higher physical risk under a 4-degree scenario

1 Australian Business and Institutional lending, excludes retail, sovereign, and bank exposures. 2 For further information see Westpac's Annual Report – Risk and risk management. 3 Five natural perils were assessed: inundation, soil contraction, floods, wind and cyclones, and bushfires. 4 For further information see Westpac's 2019 Annual Report – Risk and risk management.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Governance & Culture 'll estpac GROUP

Strengthening governance and non-financial risk management Conduct and governance 63 oard and executive ernance Royal Commission response plan Customer experience isk and pliance Culture c Remuneration andccountability Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Addressing shortcomings The Royal Commission, as well as our Culture, Governance and Accountability (CGA) self-assessment, uncovered shortcomings in our management of non-financial risk, handling of complaints and product design and performance Change underway Change programs commenced in 2018 and continue to strengthen our management of non-financial risk, improve the handling of customer complaints and enhance our risk culture Six areas of focus Programs are grouped under six areas which align with the CGA self-assessment recommendations, along with our Royal Commission response plan

Conduct and governance | 64

CGA self-assessment action plan progressing well

Westpac completed a Culture, Governance and Accountability (CGA) self-assessment in 2018 at the request of the Australian Prudential Regulation Authority (APRA). It examined the Group's risk culture, governance and accountability frameworks and practices, and the impact on the management of non-financial risks. As well as highlighting a number of strengths across the Group, the CGA self-assessment identified shortcomings and proposed 45 recommendations across five key areas.

Accountability

- CGA self-assessment action plan underway to respond to findings
- Dedicated CGA team coordinating actions
- Sponsored by Chief Risk Officer
- Group Executive accountability for each recommendation
- Board oversight of the entire program

Timeline

Nov 2018	Submitted CGA self-assessment to APRA Commenced implementation of recommendations
30 June 2019	20% implemented[1]
30 Sept 2019	33% implemented[1]
31 Dec 2019	Expect over 50% to be implemented[1]
2021	Program expected to be fully implemented[2]

40% of recommendations implemented[1,3]


Board and executive governance
6
4
Customer experience
2
5
Risk and compliance
11
6
Remuneration and accountability
5
3
Culture
3
In progress
Implemented
Ongoing

1 As at 1 November 2019. 2 The response to the recommendation has been designed and implemented. Three out of the 45 (7%) recommendations are culture recommendations which will be ongoing and do not have a target closure date.
3 All implemented items will be subject to post-implementation verification to ensure durability of changes made.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Board and executive governance Enhancing governance 65 • We have introduced changes to our Board and Committee reporting to provide clearer identification of principal risks, issues, options and assumptions, as well as enhancing reporting on non-financial risks, particularly in relation to customer complaints Reporting • Improving the effectiveness of Board Risk & Compliance Committee (BRCC) meetings, including through ongoing review of overall format and agenda content. Increased time allocated for the length of meetings and an additional BRCC meeting each year to enable expanded coverage of risk matters Ensuring the information flow between executive and Board committees is transparent, reinforced by overlapping committee membership, including formalising the appointment of the BRCC Chairman as a Member of the Board Audit Committee Effectiveness • • Enhanced reporting of non-financial risks, including ‘root-cause’ analysis and customer complaints, and adopted a risk taxonomy Non financial risks • Rationalising committees and other governance forums to reduce complexity and bureaucracy and enhance decision-making and accountability across the Group Governance structures Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Enhance governance practices and improve non-financial risk reporting Governance is being strengthened by enhancing Board and executive reporting, meeting effectiveness, management of non-financial risks and enhancing the Group’s governance structures

Solving customer complaints with care

Customer experience 66

Through our centralised Customer and Corporate Relations division and complaints strategy, we are changing our complaints culture and making things better for our customers

Culture & customer connection

- Resetting perception of complaints through Group-wide *Navigate* program, customer complaints training and 'Spot It, Log it, Own It' campaigns
- Increasing accountability for customer complaints through specific KPIs in Executive and GM scorecards
- 'Customer voice' roundtables to hear direct feedback from customers

Service excellence

- New operating model: centralised triage; first response; complex and priority care
- Improved website and refreshed communications, making it easier to lodge a complaint
- 'Moments' team to help solve complaints in the moment
- Improved Group-wide complaints policy, framework and standards

Priority support

- Vulnerable Customer Action Plan and position statements
- Dedicated '1800' Priority Assist telephone line
- Customer Outcome Committee focused on resolving complex, sensitive and long-dated complaints

Root cause and complaint prevention

- Using complaints data to identify root causes and use insights in product reviews
- Investing in enhanced data analytics to identify root causes
- Action plans for General Managers to resolve root cause issues that cause complaints

Improved complaint capture and time to solve (# and days)


Days to solve internal dispute resolution
13.2
8.3
9.3
8.5
7.1
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
FY18 Complaints: 35,646
FY19 Complaints: 69,178
9,101
12,037
16,353
16,592
24,196
4Q18
1Q19
2Q19
3Q19
4Q19

Through our new policy of logging all complaints (even those solved in under 5 days), making it easier to lodge complaints online, and our internal "Spot it. Log it. Own it." campaign, complaints logged have increased by 94%.

↓46% Time to resolve complaints

4,153 Vulnerable customer interactions

255 Root cause fixes implemented

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Get it right, put it right Customer experience 67 • • Completed extensive product reviews Reviewing matters identified through the Royal Commission Analysis of where we have not got it right • • Provisioned $977 million (after tax) in FY19 for estimated customer refunds, payments and associated costs The provisions cover a number of matters with the largest items relating to: advice service fees where the records of advice were insufficient or it is not clear that the services were provided; interest-only loans that did not automatically switch to principal-and-interest after the fixed-rate period; and loans to businesses that should have been provided to individuals under the National Consumer Credit Protection Act Provisioning for issues • • Centralised oversight of remediation under the Chief Operating Officer in a remediation hub Since 2017, paid around $350 million in refunds to more than 500,000 customers as part of our get it right, put it right initiative Accelerating customer refunds Provisions for customer refunds and payments ($m) 2017 2018 2019 Total Banking1 94 122 362 578 Wealth 75 146 802 1,023 Implementation costs - 62 232 294 Cash earnings impact of above 118 231 977 1,326 1 Excludes provisions and costs associated with litigation. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Strengthening non-financial risk management Risk and Compliance 68 • • New Risk Management Framework with three lines of defence and risk culture at its centre Introducing a more comprehensive risk “taxonomy” (catalogue of risks) to aid risk assessment, measurement, mitigation and reporting Increased focus on timely issue resolution and risk reduction, supported by transparent metrics Upgrading JUNO, our non-financial risk system of record, to make it easier to use and derive insight from Risk infrastructure • • • • • Comprehensive review of our three lines of defence operating model Clarification of roles and responsibilities in each line of defence Identification of capability requirements and development of training to uplift capability where required Three lines of defence • • Streamlining and, where redundant, eliminating policies Building a more standardised set of controls, to increase efficiency and effectiveness of risk mitigation Simplification • • Greater investment in root-cause analysis to better understand why things go wrong and fix them Increased focus on lessons learned and “read across” from one incident to other similar contexts across the company or across peer companies to test for the risk of further incidents arising from similar underlying causes Improved insights Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Stronger ‘three lines of defence’ and risk operating models

Remuneration and accountability Remuneration 69 and accountability • • New business structure focused on customer segments Selective centralisation including remediation and customer complaints Structure and leadership • Banking Executive Accountability Regime (BEAR) rolled-out in 2018. Statements of responsibility for all key direct reports of Accountable Persons in FY19 Clarity of accountability • • Increased proportion of non-financial risk measures in executive scorecards Performance management framework, Motivate, emphasises behaviours, culture and delivery against objectives Goals, metrics and operating rhythm • • Implemented Sedgwick Review recommendations for employees Replaced variable reward for tellers with fixed pay; removed individual product specific targets for personal bankers and limited financial measures in bonus scorecards to no more than 30% for customer facing employees Group Remuneration Policy effectiveness review complete and enhancements underway to improve the Policy’s application and supporting frameworks Various changes to executive remuneration following shareholder feedback Remuneration structure • • • Enhanced Group-wide Consequence Management Framework in 2018 Consequence management Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Sharpening accountability and strengthening conduct

Building a stronger culture of service Culture 70 Strengthening leadership • New leadership development programs, including a program for Business Leaders and their direct reports focusing on better execution, accountability and culture leadership • Group-wide cultural immersion program, Navigate, provides a consistent understanding of our Code of Conduct, values, Service Promise and vision. Program initiated in 2018 with new modules rolled out quarterly Simplified Service Promise in June 2019, to make expectations clearer for our people Group-wide approach to strengthening risk capability to support the three lines of defence Clearer accountability • • • Strengthening our ‘speak up’ culture, including adoption of a single whistle-blower approach across the Group and extending whistleblowing protections to employees of service providers and family members Our Compass helps employees navigate the increasingly complex world of banking and financial services, bringing together our vision, values, Service Promise and our Code of Conduct to demonstrate how they all work together Group-wide performance management framework, Motivate, ties remuneration outcomes to behaviour Refreshed psychometric screening to ensure new recruits align to the Group’s culture and values The right behaviours • • • Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Our CGA self-assessment found that Westpac’s culture is analytical and highly consultative. While beneficial at times, this characteristic has slowed down decision making, created undue complexity and diluted accountability. We’re strengthening these aspects of our culture by building on existing programs which focus on leadership, skills and behaviours

Royal Commission response plan underway Royal Commission 71 Response Plan • Dedicated team managing our Royal Commission response Group Executive accountability and Board oversight The Government's implementation roadmap (August 2019) envisages the introduction of some legislation in 2019 and the remainder in 2020 Implementing recommendations where we can. So far, of the 49 recommendations that presently apply to Westpac: Division # • Consumer 14 • Business 14 • Strategy & Enterprise Services 4 11 – 11 have been implemented. We have either established new practices and procedures to meet recommendations or we have existing practices consistent with the recommendations 11 are being implemented. Implementation work is in progress to meet recommendations. Some recommendations will require legislative or regulatory action before implementation can be completed 27 require legislative or regulatory action before implementation work can commence. We are undertaking preparatory work where possible, including through participation in Government consultation 27 Human Resources 8 11 76 Risk 4 endations – Customer and Corporate Relations 2 Shared across divisions 3 – Total 49 • Ongoing effectiveness of new processes will be tested through Westpac’s standard second and third line testing procedures Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack No action required by Westpac recomm 27 Implemented Implementation underway 49 Legislative / regulatory action required Executive accountability Progress ITmCEpAlTem30 eSnEPtTaEtMioBnERu2n01d8e$r3w.5BaNy

Earnings Drivers 'll estpac GROUP

lending and deposits Composition of Revenue 73 1 Gross loans. 2 Includes Group Business and NZ, (NZ in A$). Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Sep-18 Mar-19 Consumer Business WIB New Zealand Sep-19 Sep-18 Mar-19 New lending Net run off Sep-19 Customer deposit mix ($bn) and % of total Term depositsSavingsTransaction 518Down 1%512Up 3%525 40% 152 161 30% 30% 147 152 151 161 214 214 203 Sep-18Mar-19Sep-19 Customer deposit composition ($bn) ConsumerBusinessWIBOther 2 518512525 Sep-18Mar-19Sep-19 63 67 67 105 101 96 144 148 143 206 206 209 Net loans ($bn) +3% in NZ$ 71071421(1)(1)715 Flat Composition of lending (% of total) 2Aust. mortgages 11Aust. business 3Aust. institutional Aust. other consumer 1363New Zealand lending Other overseas lending Australian mortgage lending1 ($bn) 31(29) 445447449

NIM excluding Treasury & Markets and notable items, down 2bps Revenue 74 0bp (1bp) (2bps) 5bps 2.17 1bp 2.16 2.16 (3bps) Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack 2H18 1H19 Add back notable items 1H19 ex-notable items Short term wholesale funding Loans Customer deposits Term wholesale funding Capital & other Liquidity Treasury & Markets 2H19 ex notable items Notable items 2H19 Net interest margin by division (%) 2H181H192H19 ExExEx notablenotablenotable NIMitemsNIMitemsNIMitems Consumer2.142.202.202.232.272.29 Business3.183.183.043.233.083.17 WIB1.741.741.671.671.641.64 NZ2.252.252.232.232.092.12 Net interest margin (NIM) movement (%) Treasury & Markets impact on NIMNIM excl. Treasury & Markets 6bps 1bp (6bps) 2.122.13 0.10 0.08 Margin ex Treasury & Markets and notable items down 2bps 0.09 0.08 0.09 2.09 2.06 2.07 2.04 2.04 Net interest margin (%) NIMNIM excl. Treasury & Markets 13 2. 1.04 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19 06 98 Restated for adoption of AASB 9 and 15 2. 2.

Non-interest income impacted by notable items Revenue 75 1 2H18 includes $180m of fees associated with Hastings exit. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Wealth management income ($m) FundsOtherNZ & WIB1Notable items 769 5529 1H182H181H192H19 635 205 91426 27 82 90 498 474 435 430 (435) (102) Insurance income ($m) LifeGeneralLMI and NZNotable items 319 2904 1H182H(71)81H192H19 72 2704 75 2302 74 111 76 106 143 145 143 94 71 Non-interest income contributors ($m) FeesWealth and insuranceTradingOther 2,5222,456 4191,988 1H182H181H192H19 507 69 56 1,088 1,714 101 443 16 929 464 700 323 1,017 893 829 826 Net fee income ($m) Facility feesNet transaction feesOther non-risk fee incomeNotable items 1,017893826829 103 1H182H181H192H19 124 106 538 93 509 510 491 405 387 375 355 (156) (165) (110)

Expenses well managed ex notable items Expenses 76 Expense movements FY19 – FY18 ($m) 262 263 239 Expense movements 2H19 – 1H19 ($m) (259) 57 3 4,803 4,767 100 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack 1H19 FY18 Notable items Notable items FY18 ex notable items 1H19 ex-notable items Hastings Ongoing expenses Ongoing expenses Productivity Productivity Regulatory/ compliance Regulatory/ compliance Investment Investment FX FX 2H19 ex notable items FY19 ex notable items Notable items Notable items FY19 ex notable items 2H19 Productivity savings ($m) 405 304 FY15FY16FY17FY18FY19 FTE (#) 35,24135,58035,09635,029 33,288 Sep-15Sep-16Sep-17Sep-18Sep-19 9,698(112)9,586(158)340(405)9971379,57046110,031 Down 1% excl. FX Up 3% 5,041(274)1351874,990 Up 1% excl. FX Down 1%

Investment spend focused on growth, productivity, risk and compliance Expenses 77 Investment spend ($m) FY17 FY18 FY19 Expensed 517 583 608 Capitalised 710 881 898 1,464 Total investment spend 1,256 1,464 1,506 Investment spend expensed 42% 40% 40% Capitalised software Opening balance 1,781 1,916 2,177 Additions 766 882 906 Amortisation (614) (618) (694) Other1 (17) (3) (24) Closing balance 1,916 2,177 2,365 Average amortisation period 2.9yrs 3.1yrs 3.1yrs Other deferred expenses Deferred acquisition costs 86 71 61 Other deferred expenses 28 29 29 1 Includes write-offs, impairments and foreign exchange translation. 2 Peer 1 and 2 are reported on a continuing operations basis. Based on FY19 results. Peer 3 based on 1H19. Amortisation excludes impairments and write-offs. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Capitalised software2 Capitalised software balance ($bn) Amortisation ($bn) Average amortisation period (years) Peer 1Peer 2Peer 3WBC 4.5 2.98 4.9 2.37 3.1 2.7 1.71 1.32 0.69 0.59 0.52 0.40 Investment spend mix ($m) Other technology Regulatory change Growth and productivity 1,506 FY17FY18FY19 219 1,323 197 139 503 377 325 890 859 784

Impairment charges remain low Impairments 78 444 430 428 418 368 333 80 20 1 1 2 1 1H18 and 2H18 include impacts of pro forma adjustments to recoveries (other fees and expenses) and CAP (interest carrying adjustments). 2 1H19 reflects the adoption of AASB9 from 1 October 2018. 3 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Impairment charges and stressed exposures3 (bps) 120500 Impairment charge to average loans 100400annualised (lhs) Stressed exposures to TCE (rhs) 300 60 200 40 100 00 2008 2009 2010 2011 2012 2013 2014 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19 120bps 13bps Impairment charges ($m) Individually assessedCollectively assessed New IAPsWrite-backs & recoveries 1Write-offs directOther movements in CAP 1,2Total 535461 15 173198173170 (174) (168) (150) (170)(90)(108)(74) 1H18 2H18 1H19 2H191H18 2H18 1H19 2H191H18 2H18 1H19 2H191H18 2H18 1H19 2H191H18 2H18 1H19 2H19

Credit Quality 'll estpac GROUP

High quality portfolio with bias to residential mortgage lending

Credit quality | 80

Asset composition (%)

Total assets ($907bn)	Sep-17	Sep-18	Sep-19
Loans	80	81	79
Available-for-sale securities and investment securities	7	7	8
Trading securities and financial assets at fair value through income statement	3	3	4
Derivative financial instruments	3	3	3
Cash and balances with central banks	2	3	2
Collateral paid and other financial assets	1	1	1
Intangible assets	1	1	1
Life insurance assets and other assets	3	1	2

Lending composition at 30 September 2019 (% of total)

Total loans of $715bn


69
17
11
3
Housing
Business
Institutional
Other consumer

Exposure by risk grade at 30 September 2019 ($m)

Standard and Poor's Risk Grade[1]	Australia	NZ / Pacific	Americas	Asia	Europe	Group	% of Total
AAA to AA-	104,527	10,933	10,701	3,331	729	130,221	12%
A+ to A-	33,940	5,204	5,123	7,633	3,482	55,382	5%
BBB+ to BBB-	57,617	11,668	3,691	10,464	2,429	85,869	8%
BB+ to BB	69,317	12,043	376	1,819	112	83,667	8%
BB- to B+	60,807	10,609	15	208	-	71,639	7%
<B+	6,126	1,665	-	-	-	7,791	1%
Mortgages	511,658	56,983	-	191	-	568,832	54%
Other consumer products	42,044	4,635	-	-	-	46,679	5%
Total committed exposures (TCE)	**886,036**	**113,740**	**19,906**	**23,646**	**6,752**	**1,050,080**	
Exposure by region[2] (%)	85%	11%	2%	2%	<1%		100%

1 Risk grade equivalent. 2 Exposure by booking office.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Credit quality | 81

Loan portfolio composition

Exposures at default[1] by sector ($bn)


Finance & insurance[2]
Government admin. & defence
Property[3]
Wholesale & retail trade
Manufacturing
Property services & business services
Services
Agriculture, forestry & fishing
Transport & storage
Utilities
Construction[4]
Accommodation, cafes & restaurants
Other
Mining
Includes the Group's liquidity portfolio
Sep-17
Sep-18
Sep-19
0
20
40
60
80
100
120

Top 10 exposures to corporations and NBFIs[5] (% of TCE)


The single largest corporation/NBFI exposure represents 0.2% of TCE
1.4
1.3
1.1
1.2
1.3
1.1
1.2
1.0
1.1
1.0
1.0
Sep-09
Sep-10
Sep-11
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19

Top 10 exposures to corporations & NBFIs at 30 September 2019 ($m)


S&P rating or equivalent
A+
BBB-
BBB
A-
BBB+
BBB
A-
BBB+
A
A-
Reflects clearing house membership
0
400
800
1,200
1,600
2,000
2,400

1 Exposures at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 NBFI is non-bank financial institutions.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Well provisioned, sound credit quality Credit quality 82 Provisioning ratios Sep-18 1-Oct-18 Mar-19 Sep-19 Loan provisions1 to gross loans (bps) 43 57 56 54 Impaired asset provisions to impaired assets (%) 46 47 46 45 Collectively assessed provisions to credit RWA (bps) 73 101 98 95 44 44 43 42 40 1 Includes provisions for credit commitments. 2 Sep-19 column reflects latest available data. Westpac and Peer 1 as at 30 September 2019. Peer 3 as at 30 June 2019. For Peer 2, periods are as at 30 June 2018, 31 December 2018 and 30 June 2019. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Impaired asset provisions to impaired assets (%) Sep-18Mar-19Sep-192 46464546 WestpacPeer 1Peer 2Peer 3 343333 Total impairment provisions ($m) Overlay Collectively assessed provisions Individually assessed provisions 4,241 3,481 3,332 3,053 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Oct-18 Mar-19 Sep-19 363 3,9494,0423,9953,922 267 229 389 3,602 171 2,408 3,353 3,333 3,339 2,196 389 3,119 389 388 2,344 2,225 323 301 2,275 2,316 2,330 1,470 1,364 869 867 669 480 422 433 412 422

Provision cover by portfolio category Credit quality 83 Provisioning to TCE (%) Mar-18 Sep-18 Mar-19 Sep-19 Fully performing portfolio Small cover as low probability of default (PD) 0.20 0.18 0.09 0.09 Non-stressed but significant increase in credit risk Non-stressed Watchlist & substandard Still performing but higher cover reflects deterioration 4.71 5.27 5.59 5.27 90+ day past due and not impaired In default but strong security 5.03 5.11 12.34 11.07 due and not Impaired assets In default. High provision cover reflects expected recovery 45.54 46.12 45.74 44.92 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Stage 3 provisions Stage 2 provisions Stage 1 provisions Lifetime expected loss based on future economic conditions 4.184.32 Exposures as a % of TCE Fully performing portfolio but significant increase in credit risk Watchlist & substandard 90+ day past impaired Impaired Mar-18 Sep-18 Mar-19 Sep-19 0.15 0.14 0.17 0.17 0.37 0.39 0.43 0.48 0.55 0.57 0.50 0.55 3.24 3.03 98.91 98.92 95.66 95.77

Stressed exposures modest rise in FY19 Credit quality 84 4 (2) 5 (2) (3) 110 0 1.60 delinquencies and 1.20 1.20 1,078 550 519 477 471 450 440 1 Facilities 90 days or more past due date not impaired. These facilities, while in default, are not treated as impaired for accounting purposes. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 1H12 Sep-18 2H12 Impaired 1H13 90+ dpd not impaired 1 2H13 1H14 Substandard 2H14 1H15 Watchlist 2H15 Mar-19 1H16 2H16 Impaired 1H17 90+ dpd not impaired1 2H17 Substandard 1H18 2H18 Watchlist 1H19 Sep-19 2H19 New and increased gross impaired assets ($m) 1,194 997 958 609 607 633 1,060 589 708 Stressed exposures as a % of TCE Watchlist & substandard 90+ day past due (dpd) and not impaired1 Impaired 2.17 1.24 Increase mainly due to rise in Australian mortgage 90+ day 0.85 increase in Watchlist 1.24 0.71 0.99 0.65 1.051.091.081.10 0.55 0.57 0.55 0.50 0.56 0.54 0.35 0.31 0.48 0.43 0.58 0.33 0.26 0.37 0.39 0.34 0.25 0.44 0.27 0.22 0.20 0.17 0.17 0.15 0.15 0.14 Movement in stress categories (bps) 7120 1083

Overall corporate and business stressed exposures increased modestly over 2H19 Credit quality 85 1.8 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Wholesale & retail trade Agriculture, forestry & fishing Property Services Property & business services Manufacturing Construction Transport & storage Accommodation, cafes & restaurants Finance & insurance Mining Utilities Corporate and business portfolio stressed exposures by industry ($bn) 2.0 exposures migrated to 1.6 1.4 1.2 to Watchlist 1.0 0.8 0.6 0.4 0.2 0.0 A number of businessSep-18Mar-19Sep-19 Watchlist, in particular within motor vehicle retailing A small number of names downgraded

Areas of interest: Commercial property Credit quality 86 Commercial property portfolio Sep-18 Mar-19 Sep-19 Total committed exposures (TCE) $67.6bn $66.9bn $66.9bn Lending $52.0bn $52.3bn $51.7bn Commercial property as a % of Group TCE 6.51 6.39 6.37 BB+ equivalent BB+ equivalent BB+ equivalent Median risk grade % of portfolio graded as stressed1,2 1.66 1.51 1.61 % of portfolio in impaired2 0.23 0.22 0.15 Developers <$10m 10 13 & diversified groups 19 VIC QLD SA & NT 10 45 25 8 Groups and Property (diversified) 1 Includes impaired exposures. 2 Percentage of commercial property portfolio TCE. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Commercial property portfolio composition (%) Region (%)Borrower type (%)Sector (%) NSW & ACTInvestors &Commercial offices Developers >$10mResidential 432342 Investors >$10mRetail WA36 4NZ & PacificDiversified PropertyIndustrial InstitutionalTrusts >$10m Commercial property exposures % of TCE and % in stress 10Commercial property as % of TCE (lhs)20 815 6 10 4 25 00 Commercial property % in stress (rhs)

Credit quality | 87

Areas of interest: Inner city apartments

Commercial property portfolio TCE ($bn)

	Sep-18	Mar-19	Sep- 19	TCE (%)[1]	
Residential apartment development >$20m	4.1	3.3	**3.4**	5.1	• Approvals and new starts lower and expected to slow further. • Tightened risk appetite for areas of concern remains in place • Settlements remain slightly slower than historical experience, but Westpac's debt has been repaid in full given low LVRs
Residential apartment development >$20m in major markets, refer below[2]	2.6	2.8	**2.8**	4.2	
Sydney major markets	1.8	2.1	**2.0**	3.0	• Increase due to expanding definition of 'major' Sydney suburbs in Nov-18. Comparable TCE to Sep-18 would be $1.5bn at Sep-19
Inner Melbourne	0.6	0.5	**0.5**	0.7	• Weighted average LVR 48.8%
Inner Brisbane	0.1	0.1	**0.1**	0.1	• Slow market. Exposure low
Perth metro	0.1	0.1	**0.1**	0.1	• Activity slowly lifting

Residential apartment development >$20m weighted average LVR (%)


46.9
50.6
47.6
Average portfolio LVR 49%
2019
2020
2021
Expected completion date

Consumer mortgages

Consumer mortgages where security is within an inner city residential apartment development	Sep-18	Mar-19	Sep-19
Total consumer mortgage loans for inner city apartments	$15.2bn	$15.3bn	**$15.3bn**
Average LVR at origination	73%	72%	**72%**
Average dynamic LVR	57%	56%	**56%**
Dynamic LVR >90%	2.49%	3.59%	**3.66%**
90+ day delinquencies	44bps	62bps	**66bps**

1 Percentage of commercial property TCE. 2 Totals may not add up due to rounding.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Areas of interest: Retail trade Motor vehicle retailing stress increasing Credit quality 88 Retail trade portfolio Retail trade exposure (TCE) ($bn) Sep-18 Mar-19 Sep-19 Total committed exposures (TCE) $16.2bn $16.0bn $16.0bn 16.3 16.2 16.0 16.0 15.5 15.3 15.4 Lending $11.6bn $11.5bn $11.6bn Retail trade as a % of Group TCE 1.56 1.53 1.52 BB equivalent BB equivalent BB equivalent Median risk grade % of portfolio graded as stressed1,2 4.84 5.43 6.05 % of portfolio in impaired2 0.41 1.24 1.30 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 conditions, in particular the impact of lower 5.43 1 Includes impaired exposures. 2 Percentage of retail trade portfolio TCE. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack % of Retail trade portfolio graded as stressed (%) Rising stress reflects challenging economic new car sales on motor vehicle retailing 6.05 4.674.84 Sep-16Mar-17Sep-17Mar-18Sep-18Mar-19Sep-19 2.682.513.02 Retail trade by internal risk grade category (TCE) ($bn) 7.0 6.4 5.3 4.84.54.2 Investment Sub-investment Stressed Sep-19Sep-19Sep-19 al andvehicleetailing ehold goodg and lingces Sep-18 Person hous retai Sep-18 Motor retailin servi Sep-18 Food r

Credit quality | 89

Areas of interest: Mining and Australian Agriculture

Mining (inc. oil and gas) portfolio

	Sep-18	Mar-19	Sep-19
Total committed exposure (TCE)	$10.7bn	$9.8bn	**$10.5bn**
Lending	$5.7bn	$5.2bn	**$5.5bn**
Median risk grade (S&P equivalent)	BBB-	BBB-	**BBB**
% of Group TCE	1.03	0.94	**1.00**
% of portfolio graded as stressed[1,2]	0.99	0.81	**0.99**
% of portfolio in impaired[2]	0.17	0.16	**0.16**

Mining portfolio (TCE) by sector (%)


35
23
16
11
7
8
Oil and gas
Other metal ore
Mining services
Iron ore
Coal
Other

Iron Ore and Oil prices ($)[3]


Iron ore (USD/t)[4]
Crude oil (USD/bbl)[5]
Westpac Economics forecast
140
100
60
20
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20

Australian Agriculture portfolio

	Sep-18	Mar-19	Sep-19
Total committed exposure (TCE)	$10.6bn	$10.9bn	**$11.2bn**
Lending	$8.5bn	$8.6bn	**$9.1bn**
Median risk grade (S&P equivalent)	BB	BB	**BB**
% of Group TCE	1.02	1.04	**1.07**
% of portfolio graded as stressed[1,2]	4.40	4.65	**4.29**
% of portfolio in impaired[2]	0.27	0.35	**0.28**

Australian Agriculture (TCE) by state (%)


27
21
21
14
11
6
NSW/ACT
QLD
VIC/TAS
WA
SA/NT
Institutional

Australian Agriculture (TCE) portfolio composition (%)


32
24
9
7
6
5
5
4
3
3
2
Grain
Beef & Sheep
Horticulture
Dairy
Services to Agri
Cotton
Fishing & Aquaculture
Viticulture
Forestry & Logging
Poultry
Other

1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Sourced from Westpac Economics and Bloomberg. 4 The steel index 62% Fe fines benchmark. 5 Brent oil price.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Australian consumer unsecured lending, 3% of Group loans Credit quality 90 Australian consumer unsecured lending portfolio1 Sep-18 Mar-19 Sep-19 Lending $21.1bn $20.7bn $19.5bn 30+ day delinquencies (%) 3.65 4.08 3.68 90+ day delinquencies (%) 1.73 1.87 1.77 Small increase in consumer unsecured 90+ day delinquencies over FY19 due to portfolio contraction, temporary changes to collections operations partly offset by an improvement in Auto Finance arrears 7.4 7.1 6.7 (consumer) unsecured 1 Does not include Margin Lending. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Sep-16 Nov-16 Jan-17 Mar-17 May-17 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Australian unsecured portfolio ($bn)1 Sep-18Mar-19Sep-19 21.1 20.7 19.5 9.2 9.2 8.7 4.5 4.4 4.1 Credit cardsPersonal loansAuto loansTotal consumer 90+ day delinquencies (%) 3.00Total unsecuredTotal ex-hardship 2.00 1.00 0.00 Sep-16Mar-17Sep-17Mar-18Sep-18Mar-19Sep-19 consumer lending Unsecured portfolio ($bn) 25Unsecured performing loans balance ($bn lhs)3 23 202 18 151 13 100 Unsecured 90+ day delinquencies balance ($bn rhs)

Australian mortgage portfolio performance Credit quality 91 Australian mortgage portfolio Sep-18 Mar-19 Sep-19 30+ day delinquencies (bps) 140 159 161 0.82 6 0.77 0.75 90+ day delinquencies (bps) (inc. impaired mortgages) 72 82 88 Consumer properties in possession 396 482 558 Mortgage loss rate annualised (bps)1 2 2 3 • Australian mortgage 90+ day delinquencies had a peak in July 2019 of 91bps and declined in August and September 2019 Increase in FY19 reflects: • – Existing 90+ day borrowers remaining in collections for longer due mainly to weak housing market activity in most of FY19 A greater proportion of P&I loans in the portfolio (70% of portfolio at 30 September 2019) NSW/ACT delinquencies rose 6bps in 2H19 (16bps higher over FY19) to 69bps at 30 September 2019 (NSW/ACT represents 41% of the portfolio) Seasoning of the RAMS portfolio, as this portfolio has a higher delinquency profile – – – • Properties in possession continue to be mostly in WA and Qld 1 Mortgage loss rate is for the 6 months ending. 2 Source: Pillar 3 Reports, based on APRA Residential Mortgage classification. Exposure is on and off balance sheet exposure at default. Data as at 30 September 2019 for Westpac. Data as at 30 June 2019 for Peer 1, Peer 2 and Peer 3. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Australian mortgage delinquencies and loss rates (%) 3.0 2.0 1.0 0.0 Sep-15Sep-16Sep-17Sep-18Sep-19 90+ day past due total 30+ day past due total Loss rates Australian mortgage 90+ day delinquencies by State (%) 3.0 2.0 1.0 0.0 Sep-15Sep-16Sep-17Sep-18Sep-19 NSW/ACTVIC/TAS QLDWA SA/NTALL Major banks’ total residential mortgage impaired and past due loans ≥ 90days ($bn and %)2 $bn0.89% 0.80 5Impaired assets (lhs) 40.60 Past due loans ≥90 days (lhs) 30.40 2Total as a % residential mortgage 10.20exposures (rhs) 00.00 Peer 1Peer 2Peer 3Westpac

Credit quality | 92

Australian mortgage portfolio composition

Australian mortgage portfolio	Sep-18 balance	Mar-19 balance	Sep-19 balance	2H19 Flow[1]
Total portfolio ($bn)	444.7	447.2	449.2	30.6
Owner occupied (%)	56.8	57.3	58.3	61.6
Investment property loans (%)	39.1	39.1	38.5	38.1
Portfolio loan/line of credit (%)	4.1	3.6	3.2	0.3
Variable rate / Fixed rate (%)	77 / 23	76 / 24	75 / 25	65 / 35
Interest only (%)	34.8	30.6	26.9	21.3
Proprietary channel (%)	56.1	56.3	55.7	51.4
First home buyer (%)	7.8	8.0	8.4	10.9
Mortgage insured (%)	16.3	15.9	15.6	11.3
	Sep-18	Mar-19	Sep-19	2H19 Flow[1]
Average loan size[2] ($'000)	273	275	277	372
Customers ahead on repayments including offset account balances[3] (%)	69	69	70	
Actual mortgage losses net of insurance[4] ($m, for the 6 months ending)	38	51	57	
Actual mortgage loss rate annualised (bps, for the 6 months ending)	2	2	3	

Australian mortgage portfolio by State (%)


Australian banking system[5]
Westpac Group portfolio
FY19 Westpac Group drawdowns
38
41
43
29
27
31
16
16
14
12
9
6
6
7
7
NSW & ACT
VIC & TAS
QLD
WA
SA & NT

Switching from I/O to P&I[6] ($bn)


17.1
11.6
16.9
15.8
14.5
19.8
FY17
FY18
FY19
Customer initiated
Reached end of I/O period

1 Flow is new mortgages settled in the 6 months ended 30 September 2019 and includes RAMS. 2 Includes amortisation. Calculated at account level, where split loans represent more than one account. 3 Loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage insurance claims 2H19 $5m (1H19 $7m; 2H18 $4m). 5 Source Comparator Apr-Jun 2019. 6 1 I/O is interest only mortgage lending. P&I is principal and interest mortgage lending.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Australian mortgage portfolio – borrower equity sound Credit quality 93 100 FY19 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR 1 • Negative equity remains low N/A 1.7 3 1 0 0 Australian mortgage portfolio LVRs balance balance balance 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 2 Source: CoreLogic , 1 October 2019. 3 Weighted average LVR calculation considers size of outstanding balances. 4 Includes RAMS in 1H19 and 2H19. Excludes RAMS in 2H18. 5 Average LVR of new loans is on rolling 6 months. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Australian housing loan-to-value ratios (LVRs) (%) 90 80 70 60 50 40 30 20 10 5047 49 • National dwelling prices remain 14% higher relative to 5 years ago2 18 15 14 15 20 17 11 11 12 7 64 0<=6060<=7070<=8080<=9090<=9595<=100>100 Sep-18Mar-19Sep-19 Weighted averages3 LVR at origination (%)747474 Dynamic LVR1,4 (%)545758 LVR of new loans5 (%)717272 Australian housing loan-to-value ratios (LVRs) (%) % of total portfolio % of total portfolio where dynamic LVR >90% % of total portfolio where dynamic LVR >100% • NSW best performing state 41• Sydney dwelling values2 0.50.30.40.4 NSW & ACTVic & TasQldWASA & NT – 12% lower than 2017 peak – Up 20% vs 5 years ago • WA remains most challenged by 27weaker economic conditions 2.0 • Perth dwelling values2 – 21% lower than 2014 peak – 21% lower vs 5 years ago 16 1.0 9 1.1 7 0.9 0.3 0.1

Australian mortgage portfolio underwriting

Credit quality | 94

Notable changes to Westpac mortgage lending standards in FY19

2015	• Increase in minimum assessment ('floor') rate to 7.25% and increase in serviceability assessment buffer to 2.25% • Credit card repayments assessed at 3% of limit (previously 2%) • Expenses benchmark (HEM) adjusted by income bands as well as post settlement postcode location, marital status and dependants • Serviceability for loans with interest only terms assessed over the residual P&I term, not full loan term and maximum I/O terms reduced – owner occupied reduced to 5 years
2016	• Mandatory 20% minimum shading on all non-base income (e.g. rental income, annuity income) – previously non-base income discounted by varying amounts • Ceased non-resident lending. For Australian and NZ citizens and permanent visa holders using foreign income, tightened verification and LVR restricted to 70% • Maximum I/O terms for new IPLs reduced to 10 years • Maximum LVRs restricted to include LMI capitalisation
2017	• 30% limit on new interest-only lending, based on % of limits (removed 2019) • Tighter limits on interest-only lending >80% LVR • Heightened supervision of mortgage lending warehouses • Strengthened pre settlement hind-sighting process of applications with introduction of day 2 review team
2018	• More granular assessment of expenses through the introduction of 13 categories to capture living expenses and other commitments • Income verification requirements for self-employed applicants strengthened
2019	• Categories to capture living expenses and other commitments increased to 17 (from 13) • HEM tables updated with values are based on the 2015/2016 ABS Household Expenditure Survey (HES), which replaces the 2009/2010 HES data previously used. This incorporates significant changes to spending patterns with a more up-to-date view on actual expenses, relative to income • Tightened policy on acceptable valuation methodology • Credit card repayments assessed at 3.8% of limit (previously 3%) • Interest rate buffer increased from 2.25% to 2.50%; minimum assessment rate reduced from 7.25% in line with revised prudential guidance; Westpac minimum assessment ('floor') rate currently 5.35%

Australian mortgage portfolio by year of origination (% of total book)


Calendar year
66% of the portfolio originated after major tightening of lending standards
4
1
2
2
3
3
3
4
5
8
11
13
15
16
11
Pre-2006
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019 (YTD)

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Credit quality | 95

Australian mortgage portfolio repayment buffers

Variable mortgage interest rates[1] (%)


Owner occupied
Investor
Buffer
Serviceability assessment rate
5.35%
Floor rate
6.04
6.63
6.59
6.85
2.50
2.50
2.50
2.50
3.54
4.13
4.09
4.35
P&I
I/O
P&I
I/O

Loans assessed at the higher of the customer rate (including any discounts) plus 2.50% buffer, or minimum assessment rate ("floor rate")

APRA advised that ADI's will set their own floor for use in serviceability assessments, effective 5 July 2019

Westpac now applies a minimum floor rate of 5.35%

Westpac Australian offset account balances[2] ($bn)


Linked to I/O mortgages
Linked to P&I mortgages
26.8
30.5
33.4
34.9
36.2
37.4
38.6
39.2
40.0
40.7
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19

Australian home loan customers ahead on repayments[3] (% by balances)


Sep-18
Mar-19
Sep-19
1 2 2
29 29 28
20 20 21
22 22 22
6 6 6
21 21 21
Behind
On time
< 1 Mth
< 1 Yr
< 2 Yrs
>2 Yrs

70% of Westpac borrowers are ahead on their mortgage repayments, including offset account balances


Loans 'On time' and <1 mth ahead (% of balances)
49
24
5
6
14
Sep-19
Investment property loans - incentive is to keep repayments high for tax purposes
Accounts opened in the last 12 months
Loans with structural restrictions on repayments e.g. fixed rate
Residual - less than 1 month repayment buffer

1 Interest rates for Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount assuming loan amount above $250,000. Pricing at 16 October 2019. 2 Excludes RAMS. 3 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. 'Behind' is more than 30 days past due. 'On time' includes up to 30 days past due.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Interest only mortgages Credit quality 96 • 73% weighted average LVR of interest only loans at origination1 62% of customers ahead of repayments (including • 2 offset accounts) • Offset account balances attached to interest only loans represent 40% of offset account balances 90+ day delinquencies 77bps (compared to P&I portfolio 90bps) Annualised loss rate (net of insurance claims) 5bps (1H19: 3bps). Increase in 2H19 mainly due to portfolio contraction • • 1 Weighted average LVR calculation takes into account size of outstanding balances. 2 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 3 Excludes RAMS. Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 4 Excludes line of credit loans, I/O loans without date (including bridging loans and loans with construction purpose) and I/O loans that should have switched to P&I but for the previously announced mortgage processing error. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Sep-17 Nov-17 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Scheduled I/O term expiry4 (% of total I/O loans) 2022 0<1 Yr1<2 Yrs2<3 Yrs3<4 Yrs4<5 Yrs5<10 Yrs10 Yrs+ 1718 7 88 I/O lending by dynamic LVR3 and income band (%) Applicant gross income bands 49>$250k 13 $100k - $250k 34<$100k 25 8 17 5 3 19 11 7 <=60%60%<=80%>80% Dynamic LVR bands (%) 9 Australian mortgage delinquencies (%) I/OP&I 2.0 1.5 1.0 0.5 0.0 Sep-17Mar-18Sep-18Mar-19Sep-19 Australian I/O loan portfolio ($bn) 250I/O performing loans balance (lhs) 14 20012 15010 8 1006 4 50 2 00 I/O 90+ day delinquencies balance (rhs)

Australian investment property portfolio Credit quality 97 Investment property lending (IPL) portfolio Sep-18 Mar-19 Sep-19 WeightedLVR of IPL loans at origination (%) 73 73 72 averages1 LVR of new IPL loans in the period2 (%) 70 71 70 Dynamic LVR3 of IPL loans (%) 56 59 60 Average loan size4 ($’000) 321 321 322 Customers ahead on repayments including offset accounts5 (%) 58 58 59 90+ day delinquencies (bps) 57 68 73 Annualised loss rate (net of insurance claims) (bps) 3 3 4 10 1 Weighted average LVR calculation takes into account size of outstanding balances. 2 Average LVR of new loans is on rolling 6 month window. 3 Includes RAMS in 1H19 and 2H19. Excludes RAMS in 2H18. Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 4 Includes amortisation. Calculated at account level where split loans represent more than one account. 5 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ 0<=60 60<=70 70<=75 75<=80 80<=85 85<=90 90<=95 95<=97 97+ Mortgage portfolio by gross income band (%) % 30Owner occupiedIPL 25 20 15 5 0 Mortgage portfolio by LVR at origination (%) % 50Owner occupiedIPL 40 30 20 10 0 Investment property portfolio by number of properties per customer (%) 1 1 1 7 22 3 264 625 6+ Chart does not add to 100 due to rounding

Credit quality | 98

Australian mortgage deep dive

Australian mortgage lending[1] by origination date, dynamic LVR[2] and income bands (%)

Chart may not add due to rounding


Year of origination
<2011
2011-14
2015+
Gross income bands
>$250k
$100k - $250k
<$100k
79
7
33
38
14
1
7
6
6
3
2
66
11
34
21
25
4
14
7
9
1
5
2
37
8
19
10
41
7
23
11
22
4
12
5
Dynamic LVR² bands (%)
<60
60-80
>80
<60
60-80
>80
<60
60-80
>80

	<2011	2011-14	2015+
% of portfolio at 30 September 2019	16	22	62
Westpac SVR[3] (%) (excl. discounts)	7.86	6.89 – 5.70	5.38 – 4.83
Westpac interest rate buffer (%)	1.80	1.80	2.25 (2.50 effective Jul 2019)
Westpac interest rate floor (%)	6.80	6.80	7.25 (5.35 effective Sep 2019)
House price changes[4]	At least +27%	+12% to +36%	(8%) to +12%

1 Portfolio comprised of residential mortgages, excluding RAMS, and business mortgages originated via a separate platform such as construction loans and loans to SMSFs. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 3 Based on a specific Rocket Repay rate offered during the period. Westpac Rocket Repay Home Loan exclusive of discounts assuming loan amount above $250,000. 4 Source, Westpac Economics, CoreLogic. All dwellings Australia - average 8 major capital cities. Prices to September 2019.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Lenders mortgage insurance arrangements Credit quality 99 100% of risk subsequently transferred to Arch Reinsurance Limited 1 Since 18 May 2015 WLMI has underwritten all mortgage insurance, where required, on Westpac originated mortgages. The in-force portfolio of loans includes mortgage insurance provided by external providers. 2 Prudential Capital Requirement (PCR) calculated in accordance with APRA standards. 3 Insured coverage is net of quota share. 4 Low doc loans no longer sold. Refers to arrangements in place for legacy products. 5 No WLMI coverage if the loan goes to 90+ arrears in the first twelve months and insurance via WLMI ceases once the loans is 8 years from origination (unless in a securitised pool). 6 Loss ratio is claims over the total earned premium plus exchange commission. 7 LMI gross written premium includes loans >90% LVR reinsured with Arch Reinsurance Limited. 2H19 gross written premium includes $56m from the arrangement (1H19: $52m and 2H18: $61m) Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Lenders mortgage insurance arrangements LVR Bandinsurance • LVR <80%Not required • Low doc4 LVR <60% • LVR >80% to < 90%•Where insurance required, insured through captive insurer, WLMI5 • Low doc4•LMI not required for certain borrower groups LVR >60% to < 80%•Reinsurance arrangements: - 40% risk retained by WLMI - 60% risk transferred through quota share arrangements with Arch Reinsurance Limited, Renaissance Re, Endurance Re, Everest Re, Trans Re, AWAC and Capita 2232 • LVR >90%•100% reinsurance through Arch Reinsurance Limited - Reinsurance arrangements see loans with LVR >90% insured through WLMI with Insurance statistics 2H181H192H19 Insurance claims ($m)475 WLMI claims ratio6 (%)112516 WLMI gross written premiums7 ($m)907684 Lenders mortgage insurance (LMI) •Where mortgage insurance is required, mortgages are insured through Westpac’s captive mortgage insurer, Westpac Lenders Mortgage Insurance1 (WLMI), and reinsured through external LMI providers, based on risk profile •WLMI is well capitalised (separate from bank capital) and subject to APRA regulation. WLMI targets a capitalisation ratio of 1.2x PCR2 and has consistently been above this target •Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $88m net of re-insurance recoveries (1H19: $97m) Westpac’s Australian mortgage portfolio at 30 Sep 2019 (%) 84Not insured Insured by third parties 3 Insured by WLMI 69 Chart does not add due to rounding

Mortgage portfolio stress testing outcomes Credit quality 100 ss testing - (18.5) (29.7) (35.2) (% change cumulative) 1 Assumes 50% of LMI claims will be rejected in a stressed scenario. 2 Represents 1H19 actual losses of $51m annualised. 3 Stressed loss rates are calculated as a percentage of average exposure at default (EAD). Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Australian mortgage portfolio stre Key assumptionsCurrent Stressed scenario Year 1Year 2Year 3 Portfolio size ($bn)449432423421 Unemployment rate (%)5.311.610.69.6 Interest rates (cash rate, %)1.000.000.000.00 House prices Annual GDP growth (%)1.4(3.9)(0.2)1.7 Stressed loss outcomes (net of LMI recoveries)1 Portfolio at 31 March 2019 $ million10221,8372,578874 Basis points32385419 Portfolio at 30 September 2019 $ million1081,9482,729973 Basis points32405721 •Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities •The Australian mortgage portfolio stress testing scenario assumes a severe recession in which significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth. This results in a material increase in unemployment and nationwide falls in property and other asset prices •Estimated Australian housing portfolio losses under these stressed conditions are manageable and within the Group’s risk appetite and capital base - Cumulative total losses of $5.1bn over three years for the uninsured portfolio (FY18: $4.4bn) - Cumulative claims on LMI, both WLMI and external insurers, of $1.0bn over the three years (FY18: $1.0bn) - Loss rates have increased primarily due to further declines in house prices which lead to a higher dynamic LVR starting point for the portfolio and an increase in the LMI claim rejection rate from 30% to 50% •WLMI separately conducts stress testing to test the sufficiency of its capital position to cover mortgage claims arising from a stressed mortgage environment •Capital targets incorporate buffers at the Westpac Group level that also consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios

Capital, Funding and Liquidity 'll estpac GROUP

CET1 ratio of 10.7%, increasing to ~11.25% on a pro forma basis

Capital, Funding and Liquidity | 102

Capital update

- CET1 ratio of 10.67%, up 3bps from 31 March 2019
- Over the half, organic capital growth of 51bps, was largely offset by other items (48bps). Other items related to higher RWAs from operational risk overlays (21bps), a new derivative RWA standard (14bps) and the impact of notable items (13bps)
- On a pro forma basis, taking into account an expected $2.5bn[1] capital raise, the September 2019 CET1 ratio would increase to ~11.25%

Future developments

- AASB16 leasing accounting standard applies from 1 October 2019 (~8bps reduction to the CET1 ratio)
- APRA unquestionably strong capital of 10.5% to be met by 1 January 2020
- Further clarity on revised APRA capital framework expected over 2019/20
- Final RBNZ capital proposals expected in December 2019

CET1 capital ratio movements (%, bps)



10.63
10.64
92
(75)
27
(4)
17
(6)
(13)
(14)
(16)
(5)
10.67
58 1
~11.25
Organic (+51bps)
Other Items (-48bps)
Up 3 basis points
Sep-18
Mar-19
Cash earnings ex notable items
Interim dividend
DRP 2
Ordinary RWA growth
IRRBB
Other capital movements
Notable items 3
Derivative standard
Op Risk CGA overlay
Op Risk standardised overlay
Sep-19
Capital expected to be raised
Sep-19 Pro forma

1 58 basis point increase reflects the impact of the Placement $2.0bn and assumes the SPP raises $500 million. The basis point impact is net of issue costs. 2 Dividend reinvestment plan (DRP) reflects 1.5% discount applied for Interim 2019 dividend. 3 The impact of notable items on the CET1 capital ratio includes the capital deductions for associated deferred tax assets.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Key capital ratios Capital, Funding and Liquidity 103 Capital ratios % Sep-18 Mar-19 Sep-19 10.6 10.6 10.7 55 10.6 12 10.5 10.0 CET1 capital ratio 10.6 10.6 10.7 Additional Tier 1 capital 2.2 2.2 2.2 Tier 1 capital ratio 12.8 12.8 12.8 Tier 2 capital 1.9 1.8 2.8 Total regulatory capital ratio 14.7 14.6 15.6 Risk weighted assets (RWA) ($bn) 425 420 429 Leverage ratio 5.8 5.7 5.7 Internationally comparable ratios1 Leverage ratio (internationally comparable) 6.5 6.4 6.4 CET1 capital ratio (internationally comparable) 16.1 16.2 15.9 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. For more details on adjustments refer slide 108. 2. Group 1 banks BIS 75th percentile fully phased-in Basel III capital ratios from BIS monitoring report released 2 October 2019. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack CET1 capital ratio (%) and CET1 capital ($bn) Westpac CET1 capital (lhs, $bn)Westpac CET1 capital ratio (rhs, %) ~11.25 5010 45 408 356 304 25 202 150 Mar-17Sep-17Mar-18Sep-18Mar-19Sep-19Sep-19 Pro forma Key capital ratios (%) 1 APRA basisInternationally comparable basis BIS 75th Percentile 2 22.1 CET1Tier 1TotalCET1Tier 1Total regulatoryregulatory capitalcapital 18.6 15.615.9 12.8 10.7 45 45 46 44 43 40

Capital, Funding and Liquidity | 104

Well placed to respond to New Zealand changes

Level 1 and New Zealand Capital Review

- APRA has proposed changes to the capital treatment of a parent ADI's ("Level 1") equity investments in subsidiary banking and insurance companies to commence 1 January 2021[1]
- Based on 30 September 2019, the impact is a ~40bps reduction in Westpac's Level 1 CET1 ratio, primarily from Westpac's equity investment in WNZL
- Taking into account the expected $2.5bn[2] capital raise, the Level 1 pro forma would be 11.21%
- The RBNZ is consulting on capital requirements for New Zealand banks, including a Tier 1 capital requirement of 16% for systemically important NZ banks including WNZL, and changes to risk weighted asset measurement. Further clarity from the RBNZ is expected in December 2019
- On a pro forma basis, the proposals would increase Westpac's Level 1 capital requirements by NZ$1.2- NZ$1.8 billion (assuming a WNZL Tier 1 capital ratio of 16-17%) if the proposals were applied at 30 September 2019[3]
- Westpac is well placed to respond to the changes within the proposed transition period (currently 5 years)

Level 1 CET1 capital ratio (%, bps)



10.98
(40)
63[2]
11.21
~11.25
Proposed change to APRA treatment of equity investments[1]
Sep-19 Level 1
APRA proposal
Capital expected to be raised
Sep-19 Level 1 pro forma
Sep-19 Level 2 pro forma

RBNZ proposals – WNZL Tier 1 capital ratio (%)



13.9
16.0 – 17.0
Sep-19 WNZL Tier 1 capital ratio
WNZL Tier 1 capital ratio with RBNZ

1 "Revisions to APS 111 Capital Adequacy: Measurement of Capital" released on 15 October 2019. For this purpose equity investments includes Additional Tier 1 and Tier 2 capital. 2 63 basis point increase reflects the Level 1 impact of the underwritten $2.0bn Placement and assumes the SPP raises $500 million after allowing for the change to risk weights from the proposed change to APS 111. The basis point impact is net of issue costs. 3 Based on the WNZL balance sheet as at 30 September 2019 including the estimated impact of the RBNZ's proposed changes to risk weighted assets. Assumes that some of WNZL's supplementary capital can be issued externally over time.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

RWA higher from operational risk overlays and new derivative capital standard

Capital, Funding and Liquidity | 105

Risk weighted assets ($bn)



425.4
419.8
5.1
1.0
(6.5)
9.0
0.4
428.8
See below
Up $9.0bn or 2%
Sep-18
Mar-19
Credit risk
Market risk
IRRBB
Operational risk
Other
Sep-19

- Credit risk weighted assets up due to the introduction of a new derivative capital standard
- Operational risk RWA up due to APRA overlay in response to the CGA self-assessment ($6.3bn) and to align Westpac's operational risk capital to the standardised approach ($2.1bn)
- IRRBB RWA reduced $6.5bn to $0.5bn due to impact of lower interest rates on the embedded gain

Movement in credit risk weighted assets ($bn)



362.7
362.8
0.8
(2.3)
(0.7)
2.0
5.3
367.9
Translation impact, mostly NZ$ loans
Up $5.1bn or 1%
Sep-18
Mar-19
Business growth
Credit quality and portfolio mix
FX translation impacts
Mark-to-market
Derivative capital standard
Sep-19

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Expected timetable on various regulatory changes[1]

Capital, Funding and Liquidity | 106

	Second half 2019	First half 2020	Second half 2020	2021	2022
Standardised approach to credit risk	Consult, additional quantitative impact study		Finalise		Implementation
Advanced approach to credit risk	Consult, additional quantitative impact study		Finalise		Implementation
Operational risk	Consult and finalise			Implementation	
Leverage ratio		Finalise			Implementation
Measurement of capital	Consult		Finalise		Implementation
Capital floor	Consult		Finalise		Implementation
Interest-rate risk in the banking book	Consult		Finalise		Implementation
Level 1 equity exposures	Consult and finalise			Implementation	
RBNZ capital framework	Finalise	Implementation date and transition under consultation			
Related party exposures	Finalise			Implementation	
Loss absorbing capacity	1st phase announced +3ppts of RWA as Tier 2	Further consultation on 2nd phase			2024 Implementation

1 Regulatory change timeline based on APRA's paper "Revisions to the capital framework for authorised deposit-taking institutions" (published 12 June 2019).

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Well placed on internationally comparable CET1 and leverage ratios Capital, Funding and Liquidity 107 1. Peer group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure to estimate. Based on company reports/ presentations. Ratios at 30 June 2019, except for NAB which is at 31 March 2019, ANZ and Westpac which are at 30 September 2019, and Bank of Montreal, Scotiabank, Royal Bank of Canada and Toronto Dominion are at 31 July 2019. Assumes Basel III capital reforms fully implemented. Leverage ratio is on a transitional basis. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Norinchukin Bank China Construction Bank Danske Bank ICBC RBS Bank of China ANZ BBVA CBA Agricultural Bank of China Sumitomo Mitsui Bank of Communications Westpac 15.9% CBA Rabobank China Merchants Bank Nordea Westpac 6.4% BPCE ANZ ING Group Intesa Sanpaolo Lloyds NAB Rabobank HSBC Norinchukin Bank China Construction Bank RBS Barclays HSBC Standard Chartered Credit Suisse Intesa Sanpaolo Standard Chartered Deutsche Bank Nordea Commerzbank Unicredit ICBC BPCE Mitsubishi UFJ Santander Credit Suisse Lloyds Mizuho FG Mitsubishi UFJ Societe Generale JPMorgan Chase Sumitomo Mitsui BNP Paribas Barclays Citigroup Commerzbank Unicredit Danske Bank Toronto Dominion Bank ING Group Wells Fargo Credit Agricole SA Royal Bank of Canada Societe Generale Credit Agricole SA Royal Bank of Canada BBVA Bank of Montreal Bank of America Mizuho FG Santander Scotiabank Natixis China Merchants Bank BNP Paribas Bank of Montreal Deutsche Bank Leverage ratio (%)1 8% 6% 4% 2% 0% Common equity Tier 1 ratio (%)1 20% 15% 10% 5% 0%

Capital, Funding and Liquidity | 108

Internationally comparable capital ratio reconciliation

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio

		(%)
Westpac's CET1 capital ratio (APRA basis)		**10.7**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.4
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.5
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.0
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	1.9
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.5
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.7
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.3
Internationally comparable CET1 capital ratio		**15.9**
Internationally comparable Tier 1 capital ratio		**18.6**
Internationally comparable total regulatory capital ratio		**22.1**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Long term wholesale funding

Capital, Funding and Liquidity | 109

- A$33.5bn new term wholesale funding raised in FY19
- Majority of new issuance in senior unsecured bonds (51%) and covered bonds (24%) in line with prior years
- Increased Tier 2 issuance ($4.2bn in FY19), as the Group made progress towards meeting APRA's TLAC requirements
- Additional diversity provided through issuance of $1.4bn AT1 and $2.8bn in RMBS
- Higher proportion of AUD term issuance in FY19 reflects strong liquidity and demand in the Australian market relative to prior years

Term debt issuance and maturity profile[1,2,3] ($bn)


Covered bond
Hybrid
Senior/Securitisation
Sub debt
Issuance
Maturities
33
31
42
37
32
34
31
33
26
18
25
6
28
FY14
FY15
FY16
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24
FY25
>FY25

New term issuance by tenor[2,4] (%)

Charts may not add to 100 due to rounding.


5.8yrs
6.5yrs
6.0yrs
WAM5
43
30
17
8
46
38
7
7
1
41
42
11
5
1
>5years
5 years
4 years
3 years
2 years
1 year
FY17
FY18
FY19

New term issuance by type (%)

Charts may not add to 100 due to rounding.


8
4
5
18
66
4
5
5
13
73
13
4
8
24
51
Subordinated debt
Hybrid
Securitisation
Covered bonds
Senior unsecured
FY17
FY18
FY19

New term issuance by currency (%)

Charts may not add to 100 due to rounding.


21
49
22
7
32
32
21
15
46
27
21
7
AUD
USD
EUR
Other
FY17
FY18
FY19

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. 2 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 3 Perpetual sub-debt has been included in >FY25 maturity bucket. Maturities exclude securitisation amortisation. 4 Tenor excludes RMBS and ABS. 5 WAM is weighted average maturity.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Capital, Funding and Liquidity | 110

Funding and liquidity metrics

Funding composition by residual maturity (%)

Bars may not add to 100 due to rounding


16
20
4
10
5
1
44
5
7
4
12
1
8
63
5
7
5
12
1
8
63
Sep-08
Sep-18
Sep-19
Wholesale Onshore <1yr[1]
Wholesale Offshore <1yr[1]
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity[2]
Customer deposits

Liquidity coverage ratio (LCR)[3] ($bn and %)


LCR 138%
97.0
133.7
LCR 127%
113.4
143.9
Net cash outflows
Liquid assets
Net cash outflows
Liquid assets
31 March 2019
30 September 2019
Customer deposits
Wholesale funding
Other flows
High Quality Liquid Assets
Committed Liquidity Facility

Net stable funding ratio (NSFR) at 30 September 2019 ($bn)


606.8
Wholesale funding and other liabilities
Corporate & Institutional deposits
Retail & SME deposits
Capital
544.0
Liquids and other[4]
Other loans[5]
Residential mortgages ≤35% risk weight
Available Stable Funding
Required Stable Funding

NSFR	
31 Mar 2019	113%
30 Sep 2019	112%

1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 3 LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario. Calculated on a spot basis. HQLA includes HQLA as defined in APS 210, RBNZ eligible liquids, less RBA open repos funding end of day ESA balances with the RBA. Committed Liquidity Facility or CLF is made available to Australian Authorised Deposit-taking Institutions by the RBA that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 4 Other includes derivatives and other assets. 5 Other loans includes off balance sheet exposures and residential mortgages >35% risk weight.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Divisional Results 'll estpac GROUP

Consumer | 112

Consumer earnings up 6% (excluding notable items)

Cash earnings ($m)


AIEA up 1%, higher margin from lower short term wholesale funding costs offset by lower deposit and mortgage spreads
Lower weather related insurance claims
Higher unsecured write-offs and lower recoveries
1,573
1,607
2
1,609
167
31
(8)
(45)
(42)
1,712
(31)
1,681
Up $103m or 6%
Up $74m or 5%
2H18
1H19
Add back notable items
1H19 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H19 ex-notable items
Notable items
2H19

Key financial metrics

	2H18	1H19	2H19	Change on 1H19
Revenue[1] ($m)	4,442	4,439	**4,644**	5%
Net interest margin[1] (%)	2.14	2.20	**2.27**	7bps
Expense to income[1] (%)	43.9	42.5	**41.6**	(91bps)
Customer deposit to loan ratio (%)	53.5	53.2	**53.9**	71bps
Stressed exposures to TCE[1] (%)	0.65	0.74	**0.81**	7bps
Life Insurance in-force premiums[1] ($m)	1,277	1,259	**1,212**	(4%)
General Insurance GWP ($m)	252	259	**279**	8%

Key operating metrics

	2H18	1H19	2H19	Change on 1H19
Total banking customers (#m)	9.5	9.5	**9.6**	1%
Active digital banking customers (#m)	4.3	4.4	**4.4**	-
Digital sales[2] (%)	37	38	**39**	1ppt
Total branches (#)	1,006	971	**955**	(16)
Total ATMs (#)	2,542	2,213	**2,193**	(20)
Customer satisfaction[2,3]	7.3 (2nd)	7.3 (2nd)	**7.3 (2nd)**	-
Net promoter score (NPS)[2,3] 6mma[4]	-6.8 (2nd)	-6.6 (2nd)	**-7.3 (3rd)**	Down 1 place

1 Restated for the impact of restructure of BTFG. 2 Refer pages 153 and 154 for metric definitions and details of provider. 3 Customer satisfaction and NPS metrics refer to total Consumer customers across the Westpac Group. Data for 2H19 as at August 2019. 4 6 month moving average.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

2H19 performance reflects disciplined management Consumer 113 notable items of 1,681 4,442 4,439 398 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Revenue per FTE ($’000) 427414440 1H182H181H192H19 Expense to income ratio (%) Expense to income ratio impacted by notable items 1H19:(-0.2%) 2H19:(+0.5%) 43.942.541.6 38.7 1H182H181H192H19 Loans ($bn) & deposit to loan ratio (%) LoansCustomer deposit to loan ratio 52.753.553.253.9 379385387389 Mar-18Sep-18Mar-19Sep-19 Core earnings ($m) Core earnings reduced by 1H19:($16m) 2H19:($46m) 2,893 2,4942,5532,713 1H182H181H192H19 Revenue ($m) Revenue reduced by notable items of 1H19:($47m) 2H19:($40m) 4,7194,644 1H182H181H192H19 Cash earnings ($m) Cash earnings reduced by notable items of 1H19:($2m) 2H19:($31m) 1,850 1,5731,607 1H182H181H192H19

Insurance fundamentals Consumer 114 37 1 Strategic Insights June 2019. 2 Market share is Retail life insurance new sales. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Life insurance lapse rates1 (%) WBCPeer 1Peer 2Market Avg Jun-15Jun-16Jun-17Jun-18Jun-19 Life insurance market share1,2 (%) WBCPeer 1Peer 2Avg next top 4 Jun-15Jun-16Jun-17Jun-18Jun-19 Insurance premiums ($m) General Insurance GWPRetail Life in-force premiums Group Life in-force premiums 1,5271,5291,5181,491 252 1H182H181H192H19 276 283 280 1,000 994 979 960 251 252 259 279 Insurance claims rates (%) General InsuranceLife Insurance 81 4843 1H182H181H192H19 54 53 4442

Making banking easy

Consumer | 115

Simplify

Online Home Loan app



- Paperless application with document upload and e-sign
- Extended to in-branch lenders



Term Deposit Pricing Platform

- View, accept and fulfil term deposits online
- Reduction in pricing escalations to bankers from 25% to 2%

eWallet transactions up 82% PCP



- All customers can access
  - Google Pay
  - Samsung Pay
  - New Payments Platform

Digitising

General Insurance

- Enhanced online claims experience with 40% quicker lodgement time and better document upload capability, improving claim response time
- Online lodgements for Home and Contents have increased 59% on prior year

Life Insurance



- 'My Wellbeing' portal giving customers improved content, tools, 'Benefits Now' rewards and discounts on premiums[1]
- Portal for self service claims lodgement, document upload and payment tracking, accessed via online banking or Panorama[2]

Connecting

Personalising the online experience



- Relevant, timely offers based on customer behaviour
- Deposit click-to-action rate increased from 4% to 20%
- Customer recurring payments

Red

Webchat

- Customers on Westpac desktop and mobile can contact Westpac via secured messaging and Webchat anywhere, anytime
- Westpac's *Red* (bot) has conducted almost 1 million live chats with over 70% of issues resolved without escalation to a banker

1 Eligibility criteria applies when qualifying for premium discounts. 2 This feature only available for Westpac Group members.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Business 2H19 performance impacted by notable items and higher impairments

Business | 116

Cash earnings ($m)


AIEA flat. Margins down 6bps (ex notable items) from reduced deposit spreads
Lower wealth revenue and merchant fees
Higher stressed exposures and an increased weighting to the downturn scenario in provisioning models
1,358
1,267
151
1,418
(30)
(33)
(8)
(124)
60
1,283
(119)
1,164
Down $135m or 10% ex notable items
Down $103m or 8%
2H18
1H19
Add back notable items
1H19 ex-notable items
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H19 ex-notable items
Notable items
2H19

Key financial metrics

	2H18	1H19	2H19	Change on 1H19
Revenue ($m)	3,472	3,263	**3,293**	1%
Net interest margin (%)	3.18	3.04	**3.08**	4bps
Expense to income (%)	38.9	42.1	**43.4**	129bps
Customer deposit to loan ratio (%)	82.83	82.76	**85.43**	267bps
Stressed exposures to TCE (%)	2.48%	2.43%	**2.72%**	29bps
Total funds ($bn) (spot)	205.6	203.1	**215.4**	6%

Key operating metrics

	2H18	1H19	2H19	Change on 1H9
Total business customers[1] ('000's)	1,079	1,073	**1,072**	-
Customer satisfaction[2] (rank)	#1	#1	#1	-
Customer satisfaction – SME[2] (rank)	#1	#1	#1	-
Digital sales[3] (%)	15	20	**21**	1ppt
Platform FUA market share[4] (inc. Corp Super) (%)	19	18	**18**	-

1 Represents Business customers only. Excludes Private wealth. 2 DBM external ratings, 2H19 as at August 2019. SME refers to Total SME. 3 Share of sales made digitally for eligible products, excludes wealth. 4 Retail Platforms market share sourced from Strategic Insight, All Master Funds Admin segment and represents the Westpac Business Wealth market share disclosed in Strategic Insight as at June 2019 (2H19), December 2018 (1H19) and June 18 (2H18).

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

2H19 key metrics Business 117 notable items of 3,452 notable items 650 644 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Revenue per FTE ($’000) Revenue per FTE lower from 1H19:($39k) 2H19:($21k) 657668 1H182H181H192H19 Expense to income ratio (%) Notable items impact43.4 42.1 3.3 38.9 2.9 40.1 39.2 37.7 1H182H181H192H19 Loans ($bn) & deposit to loan ratio (%) LoansCustomer deposit to loan ratio 81.282.882.885.4 174 172172173 Mar-18Sep-18Mar-19Sep-19 Core earnings ($m) Core earnings lower from 1H19:($217m) 2H19:($171m) 2,1522,121 1H182H181H192H19 1,8881,863 Revenue ($m) Revenue lower from notable items of 1H19 ($197m) 2H19 ($104m) 3,472 1H182H181H192H19 3,2633,293 Cash earnings ($m) Cash earnings lower from notable items of 1H19:($151m) 2H19:($119m) 1,3981,358 1H182H181H192H19 1,267 1,164

Business | 118

Transforming Business

Digital Transformation

Investing in banker capacity and capability to provide world class customer experience



Improving banker productivity

- Added new features to our online banker dashboard, saving bankers time by providing a single source for customer information and contact management
- Extended the capability of our **banker service portal** for SME customers, covering nearly 80% of service requests and saving around 33 minutes of banker time per week

Improved customer experience

- **Business Institute** program provides professional development with 600+ bankers participating in Core and Advanced Lending Pathway, in partnership with Macquarie University. Additionally, 2,300 bankers are undertaking leadership and skills development courses including Customer First Conversation training
- Private Wealth won **"Best Private Bank Australia 2019"** at the International Business Magazine Awards 2019, **"Best Private Bank in Australia"** at the Global Finance Awards (3rd year in a row) and **"Best Private Bank in Australia"** at the Global Private Banking Awards (5th year in a row)

Performance Disciplines

Empowering customers with enhanced online account opening and servicing capabilities



Digitising our customer experience

- **Biz Invoice** – over 10,000 SME customers have signed up to our free online invoicing solution, which creates, sends and auto reconciles invoices. New features include automatic overdue payment reminders, reporting, BPAY, and an integrated merchant facility
- **Digital Sales** - investment in digital capabilities has supported a 6ppt rise in the proportion of digital sales to 21% from 15% in 2H18

Customer enhancements

- **Presto Smart** - provides seamless payment integration capability. In July, launched a merchant dashboard, providing real time transaction information
- **Business Loan Finder** – online tool that helps customers to find a suitable loan product
- **Merchant Service Visibility** – giving merchant customers better facility visibility and access online
- **ABN update** – business customers can update their ABN online

Customer Franchise

Building a simpler and better business for the future by embracing regulatory change and simplifying our operating model



Simplifying our operating model

Streamlined our operating model to drive greater efficiency and better serve customers by bringing all brands together under the following teams: commercial, SME and servicing

Leveraging regulatory investment to deliver strategic capabilities

- Developed a risk platform with capability to meet new APRA commercial property requirements, as well as enhancing our control environment
- Streamlined and automated the generation of lending documents resulting in 25% fewer words and 47% reduction in documentation, making them easier for customers to read and understand. This also provides greater operational control and future flexibility
- Leveraging the capability developed to meet ATO regulatory requirements, to enable foundational self-service for merchant customers, including the delivery of eStatements, and merchant account visibility

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Platforms – Supporting advisers and investors Business 119 2,291 connectivity 1 Includes accounts transferred to open badges and new accounts opened during the year. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Active advisers on Panorama (#) 2,494 1,584 Up 41% Sep-17Mar-18Sep-18Mar-19Sep-19 1,775 1,355 SMSF funds on Panorama (#) 9,289 Up 49% Sep-17Mar-18Sep-18Mar-19Sep-19 7,204 6,215 5,332 4,305 Platforms New pricing structure success measures since 1st October 2018: • an increase of 719 active advisers on Panorama • 13,285 accounts on Asgard Open eWrap1 • 38,259 accounts on BT Wrap Open1 • 5,537 accounts transferred from legacy platforms onto Panorama One system for One core all investors &operating adviserssystem BT Panorama’s unique offering BankSMSFs /security Digital user experience Investors on Panorama (#) 44,314 Up 89% Sep-17Mar-18Sep-18Mar-19Sep-19 32,444 23,462 17,608 11,778 FUA on Panorama ($m) 23,387 Up 89% Sep-17Mar-18Sep-18Mar-19Sep-19 17,041 12,402 9,363 6,713

Super, Investments & Platforms – Sound fundamentals

Business | 120

Funds ($bn)



Platforms
Superannuation
Packaged funds
Other
191.4
197.7
205.6
203.1
215.4
3.5
3.7
3.8
3.6
4.7
36.4
38.0
39.6
39.8
43.6
36.2
37.4
39.3
38.9
40.6
115.3
118.6
122.9
120.8
126.5
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19

Retail platforms market share[1] (%)



WBC
Peer 1
Peer 2
Average next top 4
18.2
17.3
14.9
8.1
Jun-15
Jun-16
Jun-17
Jun-18
Jun-19

Award Winning

BT Super for Life won "Best Commercial Product, Personal" at the Super Fund of the Year Awards, recognising its investment performance, product design and member engagement

BT Panorama won "Best Technology Platform" at the Conexus Financial Superannuation Awards 2019 (3rd year in a row)

BT Panorama Fintech "Platform of the Year Award 2019" Financial Standard Marketing, Advertising and Sales Excellence (MAX) Awards

"Wealth Management Experts of the Year 2019" APAC Australian Enterprise Awards

Superannuation

- **BT Super Migration** – successfully migrated ~35,000 members to a new registry system and into simpler, more competitive products. This was a significant step in reducing the number of products and replacing legacy technologies
- **Protecting Your Super initiatives** – delivered a multi-channel solution, including a digital opt in process to 270,000 customers, with ~19% electing to retain their insurance cover

1 Retail Platforms market share sourced from Strategic Insight, All Master Funds Admin segment and represents the Westpac Business Wealth market share disclosed in Strategic Insight as at June 2019.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

WIB delivers a disciplined performance Westpac Institutional Bank 121 Key financial metrics Change on 1H19 2H18 1H19 2H19 DVA1 and lower and NIM down 3bps and lower Revenue ($m) 1,566 1,425 1,310 (8%) Net interest margin (NIM) (%) 1.74 1.67 1.64 (3bps) 49.2 45.8 48.2 235bps Expense to income ratio (%) Customer deposit to loan ratio (%) 135.5 125.1 134.4 large Stressed exposures to TCE (%) 0.66 0.63 0.68 5bps Key operating metrics Change on 1H19 2H18 1H19 2H19 Customer revenue2 / total revenue (%) 83.1 91.6 95.1 350bps Trading revenue / total revenue (%) 3.8 8.8 8.7 (10bps) Revenue per FTE ($’000)3 909 844 811 (4%) 1 Derivative valuation adjustment. 2 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative valuation adjustments and Hastings. 3 Excludes Westpac Pacific revenue and FTE. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack 2H18 1H19 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H19 Cash earnings ($m) Net loans down 1%$42m movement inReduction of FTE syndication feesvariable rewards 538544(43) 22(16) (72) 35470 Down $74m or 14%

Prioritising returns over growth Westpac Institutional Bank 122 % Down 1% 0.8 0.7 0.7 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Stressed exposures as a % of TCE (%) Impaired90+ days past due and not impairedWatchlist & substandard. 5.8 3.0 1.31.11.3 Sep-10Sep-11Sep-12Sep-13Sep-14Sep-15Sep-16Sep-17Sep-18Sep-19 3.5 1.7 ROE (%) Reflects decrease in cash earnings and increase in allocated capital 12.713.6 wn 210bp 2H181H192H19 Do 11.5 Up 90bps s Net loans ($bn) Prioritised return over growth 77.476.575.4 Down 1 Sep-18Mar-19Sep-19 Deposits ($bn) Higher government balances 104.9 95.7101.3 % Sep-18Mar-19Sep-19 Down 9 Up 6% Margin (%) Lower deposit spreads in line with low interest rate environment and competition 1.741.671.64 2H181H192H19 Dow n 7bps D own 3bp s

Well placed for opportunities in Institutional banking

Westpac Institutional Bank | 123

Westpac Institutional Bank

- Leading financial markets, financing and transactional banking product capability
- Deep expertise and industry insights
- Digital and banker-led service aligned to customer needs

Service driven customer franchise

Maintaining deep and enduring customer relationships

- 87 of the ASX Top 100 banked by WIB
- High customer retention – 12 major clients retained in competitive tenders, including key State Government contracts
- Investing in upskilling our bankers, and freeing up their time to refocus on customer-facing activities
- Strengthened focus on financial crime, operational risks and complaints management

Well placed for opportunities

Infrastructure

- Leading Australian infrastructure bank, supporting almost three quarters of the recent nation-building infrastructure projects
- Newly established relationship and deal execution presence delivering in UK/Europe, with 6 notable transactions closed in FY19 with new to bank relationships across transport (airport and ports), district heating and infrastructure funds

Renewables

- Leading financier, for the second year running, to greenfield renewable energy projects in Australia[1], supporting 5 new projects which, when complete, are expected to generate sufficient electricity to power up to 580,000 households
- Launched world's first certified green deposit product

Sustainable Financing

- Provided Sustainability Linked Loans ('SLL'):
  - Queensland Airport – the first SLL linked to the Airport Carbon Accreditation scheme in Australia;
  - COFCO – the first SLL for a Chinese company and largest for a commodities trader;
  - AGL – WIB was the largest lender in AGL's SLL syndicate

M&A Financing

- Completed 16 M&A financing transactions in FY19

Digital transformation

Digital Institutional Bank (DIB)

- Digital capability to optimise working capital and simplify cash management
- Will offer digitised transactional banking with real-time cash mobility, visibility of account balances, intraday balance movement and a single view of cash liquidity throughout customers' entire corporate structure
- Used by State Governments and corporates to improve visibility of their overall cash position

Corporate Lending Portal

- Delivering digital capabilities for customers that enable them to control their loan management tasks, including requesting drawdowns, bank guarantees and rollovers, through a secure self-service workflow with real-time status updates. Currently being used by 112 customers and 380+ individual users

New Payments Platform (NPP)

- NPP (Real-time payments) transitioning to business as usual
- 9m customer accounts enabled and volumes now at 60m+ transactions processed, making Westpac responsible for approx. 30% of volume

Financial Markets

- Improvements to processes and systems to strengthen customer price construction and price streaming capability across FX, Fixed Income and Derivatives
- By applying behavioural analytics to data, WIB generates insights into customers' behavioural needs, creating "Smart Leads" for the sales force to action across products offered to the Business, Wealth and Consumer segments

1 Source: IJGlobal, September 2019.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

New Zealand | 124

NZ 2H19 earnings impacted by lower margins and higher investment[1]

Cash earnings ($m)



AIEA up 3%, margin down 11bps (ex notable items) from mix changes and lower deposit spreads
$40m gain on sale of Paymark in 1H19
Higher investment spending on agile transformation and risk and regulatory projects
Turnaround from a $14m impairment charge to a $24m impairment benefit
534
555
(19)
(44)
(17)
38
(2)
511
(24)
487
Down 8% ex notable items
Down 12%
2H18
1H19
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H19 ex-notables
Notable items
2H19

Key financial metrics

	2H18	1H19	2H19	Change on 1H19
Revenue ($m)	1,190	1,248	**1,167**	(6%)
Net interest margin (%)	2.25	2.23	**2.09**	(14bps)
Expense to income (%)	39.0	38.5	**44.0**	Large
Customer deposit to loan ratio (%)	77.0	78.2	**76.6**	(160bps)
Stressed exposures to TCE (%)	1.57	1.57	**1.66**	9bps

Key operating metrics

	2H18	1H19	2H19	Change on 1H19
Customers (#m)	1.35	1.35	**1.35**	-
Branches (#)	163	161	**155**	(6)
Consumer NPS[2]	+8	+11	**+5**	Down 6
Business NPS[2]	+0	+4	**+3**	Down 1
Agri NPS[2]	+17	+16	**+20**	Up 4
Funds ($bn) (spot)	10.7	10.9	**11.5**	6%
Service quality – complaints (000's)	9.2	8.6	**9.3**	8%

1 In NZ$ unless otherwise noted. 2 Refer page 154 for details of metric definition and provider.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

New Zealand key metrics1 New Zealand 125 726 39.0 38.5 1 All figures in NZ$ unless otherwise indicated. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Net interest margin (%) Notable items impact (3bps) 2.242.252.23 1H182H181H192H19 2.09 Expense to income ratio (%) Notable items impact 44.0 39.7 2.0 42.0 1H182H181H192H19 Loans ($bn) & deposit to loan ratio (%) LoansCustomer deposit to loan ratio 77.977.078.276.6 79808284 Mar-18Sep-18Mar-19Sep-19 Revenue ($m) Notable items impact ($18m) 1,248 1H182H181H192H19 1,1741,190 1,167 Cash earnings ($m) Notable items impact ($24m) 555 534 1H182H181H192H19 487 482 Core earnings ($m) Notable items impact ($34m) 768 708 654 1H182H181H192H19

Investing in the customer experience through innovation and digital offerings

New Zealand | 126

Digital for customers

Digital sales[1] (%)


27
30
35
36
Up 6ppts
1H18
2H18
1H19
2H19

Digitally active retail customers (%)


69
70
71
72
Up 2ppts
1H18
2H18
1H19
2H19

Over-the-counter transactions (#m)


2.19
2.09
1.92
1.73
Down 17%
1H18
2H18
1H19
2H19

Making banking easier

Westpac Way of Working



- Reconfigured key functions representing 20% of our workforce to a new agile structure to create better customer experiences and outcomes
- New operating model supports improved innovation and speed to market while creating a better work environment for our employees

Real-time account opening

- **EasyID** - ability to open accounts real-time, 24/7 within minutes
- Now available online and via dedicated portals in branches



Innovative products

- **Apple pay**[2] - launched 2nd April, allows customers to use their iPhone and Apple Watch to make secure contactless payments

Online insurance

- Ability to obtain a quote and sign up online, 24/7 for home, contents and car insurance

Deeper customer relationships

Creating ongoing value for customers

- **Value Me** has now reached over 380,000 customers since its launch in September 2017. Value Me helps identify customers' best products, services and banking solutions based on their behaviour


PLAY BACK
Welcome to your everyday account review.

- 72% of customers who received a playback felt more valued by Westpac and 50% of customers more likely to recommend Westpac
- **Your story** conversations have reached over 175,000 customers since launch in August 2018

Award winning solutions

- Making banking solutions simple and easy for customers has seen Westpac win **Canstar's Bank of the Year – Everyday Banking** award for 2019 (fourth year running)


BANK OF THE YEAR
CANSTAR
2019
EVERYDAY BANKING

1 Digital online sales includes fulfilment volumes. 2 Apple Pay is a trademark of Apple Inc, registered in the U.S. and other countries.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Balance sheet drivers New Zealand 127 otal action ngs Up 2% Up 2% Up 3% deposits gage % % 52 Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack New Zealand customer loans (NZ$bn) and % of tota Busi 79808284Pers l ness onal 61 30 31 Mort 37 2 29 29 48 49 50 51 Mar-18Sep-18Mar-19Sep-19 New Zealand customer deposits (NZ$bn) and % of t Trans 62Flat62 Up 4%64Flat64Savi 16 15 Term 24 24 15 14 15 15 15 15 34 33 33 32 Mar-18Sep-18Mar-19Sep-19 New Zealand net loans (NZ$bn) 80.482.11.90.284.2 Sep-18Mar-19ConsumerBusinessSep-19 Up 3% New Zealand deposits (NZ$bn) 61.964.20.30.064.5 Sep-18Mar-19ConsumerBusinessSep-19 Flat

Stressed exposures remain low New Zealand 128 6.8 Impaired 11 13 Manufacturing 4.9 % Agribusiness portfolio Sep-18 Mar-19 Sep-19 $9 TCE (NZ$bn) 9.2 9.4 9.5 Agriculture as a % of total TCE 8.3 8.2 8.1 % of portfolio graded as ‘stressed’1 9.7 10.0 10.0 % of portfolio in impaired 0.42 0.40 0.32 1 Includes impaired exposures. 2 Source: Fonterra. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Milk price & Fonterra dividend2 (NZ$) Kg MsWestpac $10DividendMilk priceEconomics $8 $70.400.00 $6 $5 $4 $3 $2 $1 $0 2015/162016/172017/182018/192019/20 forecast 0.10 0.10 6.69 6.80 6.35 0.40 6.12 3.90 Dairy portfolio summary •Overall portfolio health remains sound. Dairy stressed assets largely flat. Focus remains on supporting existing dairy customers with proven long-term viability •Fonterra has forecasted a price range for the 2019/20 season of $6.55/kg milk solid (MS) - $7.55/kg MS with the advance rate set at $7.05/kg MS •Increased environmental regulation, increasing costs and US-China trade war continue to pose challenges Business stressed exposures as a % of New Zealand business TCE Watchlist & substandard 90+ day past due (dpd) and not impaired Property 9Agriculture, forestry & fishing Wholesale trade Construction 56 Other 4.4 5.5 5.0 4.4 3.33.23.1 0.00.1 0.00.10.1 0.2 3.2 3.33.4 0.2 2.3 0.1 2.4 0.2 2.2 1.5 0.9 0.8 Sep-12Sep-13Sep-14Sep-15Sep-16Sep-17Sep-18Mar-19Sep-19 2.9 2.9 3.0 4.0

Consumer portfolio New Zealand 129 1 LVR based on current loan property value at latest credit event. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Sep-12 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 2H18 1H19 2H19 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-18 Mar-19 Sep-19 Mortgage portfolio LVR1 (%) of portfolio 92% of mortgage portfolio less than 80% LVR 46% 23%23% 5%3% 0<=6060<=7070<=8080<=9090+ Mortgage loss rates each half (%) 0.25 0.20 0.15 0.10 0.05 0.000 Mortgages9900++ddaayydsdepelialnisnqtqudueuenenc(ci%eiess)(%) 1.0 0.5 0.13 0.0 Unsecured consumer 90+ day delinquencies (%) 1.5 1.0 0.82 0.5 0.0 Portfolio runoff and operational changes

Economics 'll estpac GROUP

Australian and New Zealand economic forecasts

Economics | 131

Key economic indicators (%) as at October 2019		Calendar year 2017	2018	2019F	2020F
World	GDP[1]	3.8	3.6	3.0	3.2
Australia	GDP[2]	2.5	2.2	2.3	2.4
	Private consumption[2]	2.8	2.0	1.9	2.3
	Business investment[2,3]	7.3	–0.8	–0.4	2.8
	Unemployment – end period	5.5	5.0	5.4	5.6
	CPI headline – year end	1.9	1.8	1.7	1.9
	Interest rates – cash rate	1.50	1.50	0.75	0.50
	Credit growth, Total – year end	4.8	4.3	2.5	3.3
	Credit growth, Housing – year end	6.3	4.7	3.0	3.7
	Credit growth, Business – year end	3.0	4.7	2.8	3.3
New Zealand	GDP[2]	3.1	2.8	2.2	2.3
	Unemployment – end period	4.5	4.3	4.2	4.2
	Consumer prices	1.6	1.9	1.7	1.7
	Interest rates – official cash rate	1.75	1.75	1.00	0.75
	Credit growth – Total[4]	6.5	5.2	5.5	5.3
	Credit growth – Housing[4]	7.4	5.9	6.3	6.5
	Credit growth – Business[4]	5.2	4.3	4.9	3.8

Source: Westpac Economics.
1 Year average growth rates. 2 Through the year growth rates. 3 Business investment adjusted to exclude the effect of public sector purchases of public assets. 4 NZ credit forecasts are for growth over the calendar year.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

The Australian economy Economics 132 NSW and Victoria 58% of population and employment 18 Construction 6 Health Finance Relative size of States (Share of Australia, 2017/18, %) GSP Population Employment 35 Exports 33 32 32 23 Education 3 13 2 2 2 1 NSW Victoria Queensland WA SA Tasmania Sources: ABS, Westpac Economics 1 Real, financial years, experimental estimates. Sources: ABS, Westpac Economics. 1 Excludes ownership of dwellings and taxes less subsidies. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack 6 7 7 4 2626 26 19 20 20 20 14 14 10 10 Services employ a large part of the Australian workforce Output 2018 - sector contribution to GDP (%)1 ServicesMining 54%9Manufacturing Transport, Utilities 9Wholesale, Retail 10Agriculture 8Household services 10Education 86Public administration Business services Australian employment by sector 2018 (%) ServicesMining 59%Manufacturing 1527Construction 9Transport, Utilities Wholesale, Retail 66Agriculture Household services 8Health, Social Assistance 13 Public Administration 13Finance Business services

Australian economic snapshot Economics 133 Australian economy key statistics (latest available as at October 2019) Headline CPI %yr (lhs) 8 3.2 GDP (June quarter 2019) Westpac Economics Forecast (end calendar 2020) 1.4% 2.4% 3 1.2 Unemployment Rate Westpac Economics Forecast (end calendar 2020) 5.2% 5.6% Sources: ABS, RBA, Westpac Economics Sources: ABS, RBA, Westpac Economics Inflation Westpac Economics Forecast (end calendar 2020) 1.6% 1.9% Cash Rate Westpac Economics Forecast (end calendar 2020) 0.75% 0.50% AUD/USD Westpac Economics Forecast (end calendar 2020) US$0.68 US$0.67 Sources: RBA, Westpac Economics Sources: Budget papers, ABS, Westpac Economics 1 Average RBA core CPI is average of seasonally adjusted trimmed mean & weighted median CPI. 2 The NAIRU – or non-accelerating inflation rate of unemployment – is a benchmark for assessing the degree of spare capacity and inflationary pressures in the labour market. When the observed unemployment rate is below the NAIRU, conditions in the labour market are tight and there will be upward pressure on wage growth and inflation. Source: RBA. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack AUD expected to move lower AUD/USD 1.20 1.10 1.00 0.90 0.80 0.70 0.60 0.50 0.40 1989199419992004200920142019 Federal budget – back in surplus % of GDPUnderlying cash balance$bn 440 220 00 -2-20 -4-40 -6-60 1985/86 1993/94 2001/02 2009/10 2017/18 $bn (rhs)% of GDP (lhs) Budget f/cs to 2022/23 Inflation remains subdued1 %yrAvg RBA core CPI %qtr (rhs)%qtr 72.8 62.4 52.0 41.6 20.8 10.4 00.0 -1-0.4 Jun-97 Jun-01 Jun-05 Jun-09 Jun-13 Jun-17 Avg RBA core CPI %yr (lhs) f/cs Labour market slack %% 7.57.5 7.07.0 6.56.5 6.06.0 5.55.5 5.05.0 4.54.5 4.04.0 3.53.5 3.03.0 Sep-03Sep-07Sep-11Sep-15Sep-19 Unemployment rate (lhs)* RBA – Aug 2019 Westpac forecastf/cs ‘old’ NAIRU2 ~4.75-5% ‘new’ NA ~4.5% IRU2

Australian economic outlook: growth to remain below trend Economics 134 Quarterly GDP Annual GDP period averages Sources: ABS, Westpac Economics. Aug-95 Aug-99 Aug-03 Aug-07 Aug-11 Aug-15 Aug-19 Sources: ABS, Westpac Economics. 1 Incl. housing. 2 Mining investment. Sources: RBA, Westpac Economics. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Australian private sector credit growth subdued Australian private sector credit growth (% ann) ann%HousingTotal creditBusiness 25asts 202020 15 10 5 0 -5 -10 Forec end Australian growth mix: shifting drivers ppts/%annContributions to GDP growthppts/%ann 33 22 11 00 -1-1 -2-2 2016201720182019f2020f Consumer¹Mining²Non-miningPublicNet exports investment GDP Australia: 28 years of uninterrupted growth %ann%ann 88 66 44 22 00 -2-2 19891993199720012005200920132017

Ongoing weakness centred on consumer and housing construction Economics 135 8 Sources: ABS, Westpac Economics. Sources: Melbourne Institute, Westpac Economics. Sources: ABS, Westpac Economics Sources: ABS, RBA, Westpac Economics. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Household savings ratio: poised to rise % income% income 1212 99 66 33 00 -3-3 Jun-91Jun-95Jun-99Jun-03Jun-07Jun-11Jun-15Jun-19 F’casts Dwelling approvals down from 2016 highs Dwelling approvals (‘000 month, annualised) Private approvalsTrendSA 240240 200200 160160 120120 8080 Aug-99Aug-03Aug-07Aug-11Aug-15Aug-19 RBA easing cy cle s Australian wage inflation remains low %yrAustralian wage inflation (% ann) 7 6 5 4 3 2 1 0 Jun-99 Jun-01 Jun-03 Jun-05 Jun-07 Jun-09 Jun-11 Jun-13 Jun-15 Jun-17 Jun-19 Aus private sector wages Mining industry wages Consumer sentiment remains weak IndexIndex 140140 130130 120120 110110 100100 9090 8080 7070 6060 Oct-99Oct-04Oct-09Oct-14Oct-19 Westpac-MI Consumer Sentiment Index 'family finances vs 12mths ago'

Some offset from infrastructure, population growth Government spending and Economics 136 Work done 140 140 Sources: ABS, Westpac Economics Sources: ABS, Westpac Economics. 26 22 40 20 14 10 Source: IMF, Westpac Economics Sources: ABS, Westpac Economics Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Exports $bn/qtrExport volumesExport earnings$bn/mth 6028 5024 20 3018 16 1012 08 Mar-98Mar-08Mar-18 Aug-12 Aug-14 Aug-16 Aug-18 Resources (54%) Non resources (46%) Resources Non-resources Population growth Population growth 2008-2018 average (% ann) EU0.24 Developed UK US Canada World Developing NZ Australia 0.00.51.01.52.0 0.49 0.72 0.72 1.09 1.16 1.28 1.42 1.60 Infrastructure pipeline ($bn, rolling annual) $bn$bn 160160 120120 100100 8080 6060 4040 2020 00 Jun-99Jun-03Jun-07Jun-11Jun-15Jun-19 Commencements Work Pipeline Household incomes: one off policy support %ann%ann 9Household disposable income9 88 77 66 55 44 33 22 11 00 Jun-11Jun-13Jun-15Jun-17Jun-19 Without tax cuts Without tax cuts or interest rate cutsF’casts

Australian housing market trends Economics 137 2.5 2.5 Sources: ABS, CoreLogic, Westpac – Melbourne Institute. Sources: APM, CoreLogic, Westpac Economics. 6 6 14 14 -4 -4 Sources: ABS, Westpac Economics. Sources: CoreLogic, ABS, Westpac-Melbourne Institute 1 Advanced 3mths. 2 % stock seasonally adjusted by Westpac, smoothed. 3 Seasonally adjusted by Westpac, smoothed. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack New finance approvals (% month) mth% Total value of finance approvals incl. investor excluding refinance mth% 44 22 00 -2-2 -6-6 -8-8 Aug-12Aug-13Aug-14Aug-15Aug-16Aug-17Aug-18Aug-19 NSW: affordability to remain relatively stretched %% 1212 1616 1818 2020 2222 2424 2626 2828 3030 3232 Jun-98Jun-02Jun-06Jun-10Jun-14Jun-18Jun-22 Improve Deteriorate Westpac forecast 30yr avg *% income required to finance the purchase of a median-priced dwelling Consumer housing sentiment ann chWestpac Consumer Housing Sentiment Index1Sales 2 ann ch 1.51.5 0.50.5 -0.5-0.5 -1.5-1.5 -2.5-2.5 Aug-09Aug-11Aug-13Aug-15Aug-17Aug-19 latest month Auction clearance rates3 95%SydneyMelbourne% 95 8585 7575 6565 5555 4545 3535 Sep-14Sep-16Sep-18Sep-14Sep-16Sep-18 weeklymonthly

Australian dwelling prices: Sydney, Melbourne prices recovering; Turnover remains low Economics 138 Australian dwelling prices All dwellings (index, Jan 2004 = 100) Index 230 Index 230 210 210 190 190 170 170 150 150 130 130 Sources: ABS, Westpac Economics. 110 110 90 90 Jan-04 Jan-06 Jan-08 Jan-10 Jan-12 Jan-14 Jan-16 Jan-18 Jan-20 Sources: CoreLogic, Westpac Economics. Dwelling prices %ch last 3mths (Sep-19) Dwelling prices YoY (Sep-19) Capital city Pop’n Sydney 4.8m Up 3.5% Down 4.8% Melbourne 4.5m Up 3.4% Down 3.9% Brisbane 2.3m Up 0.5% Down 2.1% Perth 1.9m Down 1.9% Down 9.0% Sources: ABS, CoreLogic, Westpac Economics. Sources: CoreLogic, Westpac Economics 1 Foreign buyers based on annual FIRB approvals. 2 Monthly, capital cities combined, seasonally adjusted by Westpac, smoothed. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Residential property: listings and sales2 ‘000snew listings (lhs)sales (lhs)‘000s 3131 2929 2727 2525 2323 2121 1919 1717 1515 Aug-07Aug-09Aug-11Aug-13Aug-15Aug-17Aug-19 Rest of Australia Other capitals Sydney-Melbourne Finance approvals by segment (%, value of housing finance) %'Upgraders'InvestorForeign buyers 1 FHBs% 7070 6060 5050 4040 3030 2020 1010 00 Sep-99Sep-03Sep-07Sep-11Sep-15Sep-19 latest 54% 26% 18% 2%

Physical supply/demand fundamentals Economics 139 Sydney Brisbane 8 3 Sources: REIA, Westpac Economics Sources: ABS, Westpac Economics. Dwelling stock is net of demolitions – implied by Census data. 80 80 Sources: ABS, Westpac Sources: ABS, Westpac Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Pipeline - dwellings under construction ann%ann% 6060 4040 2020 00 -20-20 -40-40 Jun-05 Jun-07 Jun-09 Jun-11 Jun-13 Jun-15 Jun-17 Jun-19 Jun-21 NSW (-19%yr 2019) Vic (-11%yr) Qld (-16%yr) Projected Projected dwelling completions, major metro areas Dwelling completions by capital city (‘000s, rolling 6mth totals) ‘000sNon-high riseOther high riseHigh rise top 5 areas‘000s 3535 3030 2525 2020 1515 1010 55 00 Dec-07 Dec-13 Dec-19 Dec-07 Dec-13 Dec-19 Dec-07 Dec-13 Dec-19 SydneyMelbourneBrisbane/SEQ Projected Projected Projected Rental vacancy rates %Rental vacancy rates (%, quarterly, annual average) 7 6 5 4 2 1 0 Jun-87Jun-92Jun-97Jun-02Jun-07Jun-12Jun-17 MelbournePerth National average since 1980 Dwelling supply has not kept pace with stronger demand ‘000Population versus dwelling stock (annual average change ‘000)‘000 450PopulationTotal increase in dwellings450 400400 350350 300300 250250 200200 150150 100100 5050 00 1950s1960s1970s1980s1990s2000s Last 9yrsNext 2yrs f’casts high rise

Trends in Australian home lending Economics 140% 0.5 Source: APRA, RBA, Westpac Economics Sources: RBA, Westpac Economics. 60 flow limit 15.8 Sources: ABS, APRA, RBA, Westpac Economics. Sources: ABS, APRA, RBA, Westpac Economics Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Lower flow of interest only loans %Interest only housing loans 50 40 30 2021.6 10 0 Jun-09Jun-11Jun-13Jun-15Jun-17Jun-19 Outstanding loans10% investorAPRA 30% New loanscredit growth limitinterest only new Lower new flow of 90%+ LVR loans %High LVR housing loans 25 20 1515.4 10 7.0 5 0 Jun-09Jun-11Jun-13Jun-15Jun-17Jun-19 80-90%90%+ Change in composition of housing credit Australian housing credit growth (6mth % change annualised) Total10% limit on investment30% limit on interest 14 10 65 27 -2 Aug-13Aug-14Aug-15Aug-16Aug-17Aug-18Aug-19 property annual portfolio growthonly originations Investor Owner-occupier 4. 2. - Introduction of differentiated mortgage pricing %Mortgage interest rates (major bank average) 7.5 7.0 6.5 6.0 5.5 5.0 4.5 Oct-14Oct-15Oct-16Oct-17Oct-18Oct-19 Own-occ. - principal and interest Own-occ. - interest only Investor - principal and interest Investor - interest only 5.67 5.38 5.32 4.80

Australian household balance sheets Economics 141 200 160 120 80 20 -20 Sources: ABS, RBA, Westpac Economics Sources: ABS, RBA, Westpac Economics. Sources: ABS, RBA, Westpac Economics. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Higher income households have increased borrowings %Australian household debt-to-income ratios by income quintile (%) 250 200 150 100 50 0 1st2nd3rd4th5th 2002200620102014 Australian household debt to income ratio Australian households debt to income ratio (%) Total (gross) debtForecasts 1802020 140 100 60 40 0 -40 Jun-89Jun-94Jun-99Jun-04Jun-09Jun-14Jun-19 Total debt net of offset accountsend Total debt net of all deposits Trend since Jun-07 Australian household net wealth % Annual household disposable income %% Total assets 14001200 12001000 1000800 800 600 600 400400 200200 00 Jun-84Jun-89Jun-94Jun-99Jun-04Jun-09Jun-14Jun-19 Total liabilities Total net worth

The New Zealand economy

Economics | 142

Regional GDP

Total nominal GDP 2018: $293bn
Population 4.9 mil


Northland, $7bn
4% of population
Auckland, $108bn
35% of population
Waikato, $24bn
10% of population
Bay of Plenty, $16bn
6% of population
Taranaki, Whanganui/Manawatu, $19bn
7% of population
Gisborne/Hawke's Bay, $10bn
4% of population
Tasman/Nelson, $5bn
2% of population
Wellington, $37bn
11% of population
West Coast, $2bn
1% of population
Marlborough, $3bn
1% of population
Southland, $6bn
2% of population
Canterbury, $35bn
13% of population
Otago, $13bn
5% of population

Sources: Stats NZ, Westpac Economics
Nationwide GDP and employment figures are for the year to June 2019, regional figure are for the year to March 2018

NZ output and employment

Output 2019 - sector shares of GDP (%)


7
6
3
3
7
12
5
33
4
11
9
Primary industries
Construction
Electricity, gas, and water
Food manufacturing
Manufacturing (excl. food)
Wholesale, retail and accommodation
Transport
Financial and professional services
Public administration
Social services (incl. health)
Other

NZ employment by sector 2019 (%)


6
9
9
19
4
20
6
19
8
Primary industries
Construction
Manufacturing
Wholesale / Retail / Accommodation
Transport
Financial / professional services / IT
Public administration
Social services (incl. health)
Other

Sources: Stats NZ, Westpac Economics

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

New Zealand economic snapshot – growth has taken a step down Economics 143 New Zealand economy key statistics (latest available as at October 2019) % % GDP1 Westpac Economics Forecast (end calendar 2020) 2.4% 2.3% Unemployment Rate Westpac Economics Forecast (end calendar 2020) 3.9% 4.2% Source: Stats NZ, Westpac Economics Source: Stats NZ, Westpac Economics Inflation Westpac Economics Forecast (end calendar 2020) 1.5% 1.7% Cash Rate Westpac Economics Forecast (end calendar 2020) 1.00% 0.75% NZD/USD Westpac Economics Forecast (end calendar 2020) US$0.64 US$0.63 Source: Westpac Economics estimates Source: Stats NZ, Westpac Economics 1 Year average growth rates Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Population growth cooling Population growth (annual) %% 2.52.5 2.02.0 1.51.5 1.01.0 0.50.5 0.00.0 200220062010201420182022 Forecast Construction approaching peak $bnConstruction spending (annual)$bn 4040 3030 2020 1010 00 2005200820112014201720202023 Kaikoura earthquake costs Canterbury rebuild Construction (excl. quake costs) Forecast GDP growth has cooled GDP (%) 66 44 22 00 -2-2 200520082011201420172020 Qtr % chgForecast Annual average % change Housing slowdown a drag on spending House prices and household spending %% 408 306 204 102 00 -10-2 -20-4 -30-6 200220062010201420182022 House price inflation (left axis)Forecast Per capita household spending (right axis)

New Zealand economic indicators – policy to support a firming in growth Economics 144 2005 2007 2009 2011 2013 2015 2017 2019 2021 Source: Stats NZ, Westpac Economics Source: RBNZ, Westpac Economics 3.5 3.5 2017-2.5 2.5 1.5 1.5 2012 2014 2016 2018 2020 Source: RBNZ, Westpac Source: StatsNZ, The Treasury, Westpac Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Low interest rates to support activity… Official Cash Rate %% 4.04.0 3.03.0 2.02.0 1.01.0 0.50.5 0.00.0 Forecast …along with large planned increases in fiscal spending Government consumption share of GDP % of GDP% of GDP 2424 2222 2020 1818 1616 19871992199720022007201220172022 Labour 1984-1990 National 1990-1999 Labour 1999-2008 National 2008-2017 Labour Inflation off its lows, still moderate %Inflation (%)% 66 55 44 33 22 11 00 CPI inflationForecast CPI excluding petrol The RBNZ to hold the cash rate at low levels for some time %Interest rates (%)% 1010 82 year swap rate8 66 44 22 00 20052009201320172021 90 day bank bill rateForecast 5 year swap rate

New Zealand economic indicators Economics 145 5 3.0 1.0 0 0.0 Source: ANZ, Westpac Economics Source: Stats NZ, Westpac Economics Source: REINZ Sources: QVNZ, Westpac Economics Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Index = 100 in 2008 Index = 100 in 2008 Earlier policy changes dampened housing demand… New Zealand house prices by region (index) 220220 200200 180180 160160 140140 120120 100100 8080 Jan-08Jan-10Jan-12Jan-14Jan-16Jan-18 NZ ex Auckland and Canterbury Auckland Canterbury …but low mortgage rates starting to drive a pick up New Zealand house prices (nationwide, %) 2020 1515 1010 55 00 -5-5 -10-10 -15-15 2008201020122014201620182020 Forecast Labour market has tightened %Unemployment rate and wage growth (%)%yr 74.5 64.0 3.5 42.5 32.0 21.5 10.5 20052007200920112013201520172019 Unemployment rate (left axis) Labour Cost Index (right axis) Export prices rsteimll afiirnmfavourable IndexNZ export commodity price index (world prices)Index 450450 400400 350350 300300 250250 200200 150150 100100 5050 00 2006200820102012201420162018 DairyForestryMeat,skins & wool

Appendix and Disclaimer 'll estpac GROUP

Appendix 1: Cash earnings adjustments

Appendix and Disclaimer | 147

Cash earnings adjustment	2H18 $m	1H19 $m	2H19 $m	Description
Reported net profit	3,897	3,173	**3,611**	Net profit attributable to owners of Westpac Banking Corporation
Amortisation of intangible assets	-	-	**-**	Identifiable intangible assets arising from business acquisitions are amortised over their useful lives, ranging between four and twenty years. This amortisation (excluding capitalised software) is a cash earnings adjustment because it is a non-cash flow item and does not affect cash distributions available to shareholders. The last of these intangible assets were fully amortised in December 2017
Fair value (gain)/loss on economic hedges	(163)	125	**(90)**	Fair value on economic hedges (which do not qualify for hedge accounting under AAS) comprise: • The unrealised fair value (gain)/loss on foreign exchange hedges of future New Zealand earnings impacting non-interest income is reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group's cash earnings over the life of the hedge; and • The unrealised fair value (gain)/loss on hedges of accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but do not affect the Group's cash earnings over the life of the hedge
Ineffective hedges	4	(5)	**(15)**	The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group's profits over time
Adjustments related to Pendal Group (formerly BTIM)	73	5	**40**	Consistent with prior periods' treatment, this item has been treated as a cash earnings adjustment given its size and that it does not reflect ongoing operations. The Group has indicated that it may sell the remaining 10% shareholding in Pendal Group Limited at some future date. From September 2018, this adjustment relates to the mark to market of the shares and separation costs related to the original sell down. Any future gain or loss on this shareholding will similarly be excluded from the calculation of cash earnings
Treasury shares	3	(2)	**7**	Under AAS, Westpac shares held by the Group in the managed funds and life businesses are deemed to be Treasury shares and the results of holding these shares can not be recognised in the reported results. In deriving cash earnings, these results are included to ensure there is no asymmetrical impact on the Group's profits because the Treasury shares support policyholder liabilities and equity derivative transactions which are re-valued in determining income
Cash earnings	**3,814**	**3,296**	**3,553**	

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Appendix and Disclaimer | 148

Appendix 2: Sustainability

Industry awards[1]

- Received "B" rating in the 2018 CDP for our response to climate change, announced January 2019
- Achieved highest ISS QualityScore for Environment and Social dimensions
- Rated Prime status of "C" by ISS ESG (formerly ISS-oekom)
- Received highest "Leading" rating for the 12th consecutive year for ESG Reporting in 2019 from the Australian Council of Superannuation Investors

Sustainability indexes[1]

- Australia's most sustainable bank and a member of DJSI World, DJSI Asia Pacific, and DJSI Australia Indexes
- "Leader" ESG rating of 82, highest ESG rating and best ESG risk rating of major Australian banks[2]
- Member of the FTSE4Good Index, of which Westpac has been a member for over 11 years, announced in June 2019
- Member of the MSCI Global ESG Leaders index with "AA" score[3]
- Member of the STOXX 2018/2019 Global ESG Leaders Indices for the sixth consecutive year

Inclusion and diversity recognition[1]

- Included in the 2019 Bloomberg Gender Equality Index
- Employer of Choice by The Workplace Gender Equality Agency, held for 15 years
- Platinum status since 2018 for LGBTIQ inclusion in the Australian Workplace Equality Index Awards

1 As at 30 September 2019, unless otherwise indicated. 2 Copyright ©2019 Sustainalytics. Data as at 31 October 2019. 3 The inclusion of WBC in any MSCI Index, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement or promotion of WBC by MSCI or any of its affiliates. The MSCI Indexes are the exclusive property of MSCI. MSCI and the MSCI index names and logos are trademarks or service marks of MSCI or its affiliates.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Appendix 2: Sustainability

Appendix and Disclaimer | 149

Key commitments and partnerships[1]

Principles for Responsible Banking
Founding bank of the PRBs, and first to report alignment with the draft Principles

Principles for Responsible Investment
Signatory (2007)

UN Sustainable Development Goals
CEO Statement of Commitment (2015)

Paris Climate Agreement
Supporter (2015)

The Equator Principles
Founding Adopter,
First Australian Bank (2003)

UN Environment Program Finance Initiative
Founding Member (1991)

Financial Stability Board's Task Force on Climate-related Financial Disclosures
Align with and support

Climate Action 100+
Signatory (2018)

RE100, an initiative of The Climate Group in partnership with CDP
Member (2019)

Commitment to United Nations Global Compact
Signatory (2002), Global Compact Network Australia Founding Member (2009)

Global Investor Coalition Statement on Climate Change
Signatory (2014)

The Montreal Carbon Pledge
Signatory (2014)

Climate Bonds Initiative
Partner

Carbon Markets Institute
Corporate Member

We Mean Business Coalition
Signatory (2015)

Social Traders
(for social enterprises)
Member of Connect (2016)

Carbon Neutral Certification
Since 2012

Supply Nation
(for Indigenous owned businesses)
Founding member (2016)

WeConnect International
(for women owned businesses) (2014)

United Nations Tobacco-Free Finance pledge
Founding signatory (2018)

1 As at 30 September 2019, unless otherwise indicated.

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack
Westpac GROUP

Appendix 3: Definitions – Divisions Appendix and Disclaimer 150 Westpac Institutional Bank (WIB) delivers a broad range of financial products and services to commercial, corporate, institutional and government customers operating in, or with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in financing, transactional banking, and financial and debt capital markets. Customers are supported throughout Australia as well as via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works with all the Group’s divisions in the provision of markets related financial needs including across foreign exchange and fixed interest solutions Consumer is responsible for sales and service to consumer customers in Australia. Consumer is also responsible for the Group’s insurance business which covers the manufacture and distribution of life, general and lenders mortgage insurances. The division also uses a third party to manufacture certain general insurance products. Banking products are provided under the Westpac, St.George, BankSA, Bank of Melbourne, and RAMS brands, while insurance products are provided under Westpac Life and BT brands. Consumer works with Business and WIB in the sales, service, and referral of certain financial services and products including superannuation, platforms, auto and foreign exchange. The revenue from these products is mostly retained by the product originators WIB Consumer Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumer, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks: Westpac New Zealand Limited, which is incorporated in New Zealand and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. New Zealand also maintains its own infrastructure, including technology, operations and treasury Business provides business banking and wealth facilities and products for customers across Australia. Business is responsible for manufacturing and distributing facilities to SME and Commercial business customers (including Agribusiness) generally for up to $150 million in exposure. SME customers include relationship managed and non-relationship managed SME customers (generally between $100k-$250k facilities). The division offers a wide range of banking products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance and property finance. The division is also responsible for Private Wealth and the manufacture and distribution of investments (including margin lending and equities broking), superannuation and retirement products as well as wealth administration platforms. Business operates under the Westpac, St.George, BankSA, Bank of Melbourne, and BT brands. Business works with Consumer and WIB in the sale, referral and service of select financial services and risk management products (including corporate superannuation, foreign exchange and interest rate hedging). The revenue from these products is mostly retained by the product originators Westpac NZ Business This segment provides centralised Group functions including Treasury, Technology and Core Support (finance, human resources etc.). Costs are partially allocated to other divisions in the Group, with costs attributed to enterprise activity retained in Group Businesses. This segment also reflects Group items including: earnings on capital not allocated to divisions, earnings from non-core asset sales, earnings and costs associated with the Group’s fintech investments and certain other head office items such as centrally raised provisions. Following the Group’s decision to restructure the Wealth business and to exit the Advice business in March 2019, the remaining Advice business (including associated remediation) and support functions of BTFG Australia has been transferred to Group Business Group Businesses or GBU Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Appendix 3: Definitions – Credit quality Appendix and Disclaimer 151 Includes facilities where: For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 2: Lifetime ECL – performing • contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days (including accounts for customers who have been granted hardship assistance); or an order has been sought for the customer’s bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and the estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, or where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. Stage 3 Lifetime ECL – non-performing For financial assets that are non-performing a provision for lifetime expected losses is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount 90 days past due and not impaired • • Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cashflow, and the net realisation of value of assets to which recourse is held: These facilities, while in default, are not treated as impaired for accounting purposes • facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; non-accrual assets: exposures with individually assessed impairment provisions held against them, excluding restructured loans; restructured assets: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and any other assets where the full collection of interest and principal is in doubt. Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant timeframe. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and future Provision for expected credit losses (ECL) Impaired assets • economic conditions Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience for assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data. Included in the collectively assessed provision is an economic overlay provision which is calculate based on changes that occurred in sectors of the economy or in the economy as a whole. • Collectively assessed provisions (CAPs) • • Provisions raised for losses that have already been incurred on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, Watchlist and substandard, 90 days past due and not impaired and impaired assets Individually assessed provisions Stressed assets Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk (IAPs) Total committed exposures (TCE) interest will be recognised in the income statement For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months expected credit losses is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 1: 12 months ECL – performing Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Appendix 3: Definitions – Earnings, capital and liquidity

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Earnings Drivers	
Average interest-earning assets (AIEA)	The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period
Cash earnings per ordinary share	Cash earnings divided by the weighted average ordinary shares (cash earnings basis)
Core earnings	Net operating income less operating expenses
Full-time equivalent employees (FTE)	A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight
Net interest margin (NIM)	Calculated by dividing net interest income by average interest-earning assets
Net tangible assets per ordinary share	Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (reported)
Weighted average ordinary shares (cash earnings)	Weighted average number of fully paid ordinary shares listed on the ASX for the relevant period
Capital	
Capital ratios	As defined by APRA (unless stated otherwise)
Internationally comparable ratios	Internationally comparable regulatory capital ratios are Westpac's estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled "International capital comparison study" dated 13 July 2015

Leverage ratio	As defined by APRA (unless stated otherwise). Tier 1 capital divided by 'exposure measure' and expressed as a percentage. 'Exposure measure' is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures
Risk weighted assets or RWA	Assets (both on and off-balance sheet) are risk weighted according to each asset's inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5
Liquidity	
Committed liquidity facility (CLF)	The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity
High quality liquid assets (HQLA)	Assets which meet APRA's criteria for inclusion as HQLA in the numerator of the LCR
Liquidity coverage ratio (LCR)	An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario
Net stable funding ratio (NSFR)	The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI's capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI's assets and off-balance sheet activities. ADI's must maintain an NSFR of at least 100%

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Appendix 3: Definitions – Other

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Australian customers with wealth products metrics provider	Data based on DBM Consultants, Respondents aged 18+ and 12 month rolling. Wealth penetration is defined as the proportion of Australians who have a Deposit Product, Lending Product or Credit/Debit Card with a Banking Group and also have Managed Funds, Superannuation or Insurance with the same Banking Group. Note: Westpac and St.George use Managed Funds, Superannuation or Insurance with Westpac Group. **Westpac** includes Westpac and Challenge Bank. **St.George** includes St.George, BankSA, Bank of Melbourne, RAMS and Dragondirect. **Westpac Group** includes Westpac, Challenge Bank, St.George, BankSA, Bank of Melbourne, RAMS, Dragondirect, Advance Asset Management, Asgard, Bankers Trust, BT, Rothschild and Sealcorp. **Peers** includes: ANZ Group, CBA Group and NAB Group
Branch transactions	Branch transactions are typically withdrawals, deposits, transfers and payments
Customer satisfaction or CSat	The Customer Satisfaction score is an average of customer satisfaction ratings of the customer's main financial institution for consumer or business banking on a scale of 0 to 10 (0 means 'extremely dissatisfied' and 10 means 'extremely satisfied')
CSat – overall business	Source: DBM Consultants Business Financial Services Monitor, August 2017 – August 2019, 6MMA. MFI customers, all businesses
CSat – overall consumer	Source: DBM Consultants Consumer Atlas, August 2017 – August 2019, 6MMA. MFI customers
CSat –SME	Source: DBM Consultants Business Financial Services Monitor, August 2017 – August 2019, 6MMA. MFI customers, Total SME businesses. Total SME businesses are those organisations with annual turnover under $5 million (excluding Agribusinesses)

CSat (Westpac NZ)	3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Main bank customers are asked to rate the overall level of service they receive from their main bank on a scale of 1 (poor) to 5 (excellent). Results represent the % of customers who rate the service as either 4 (very good) or 5 (excellent), excluding "don't know"
Digitally active	Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days
Digital sales	Sales refers to digital sales of consumer core products only. Sales with a funded deposit or activation constitute a quality sale. Includes new American Express credit card sales
Digital transactions	Digital transactions including payment and transfers that occur on Westpac Live and Compass platforms (excludes payments on other platforms such as Corporate Online and Business Banking Online)
MFI share	MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution
Consumer MFI share	Source: DBM Consultants Consumer Atlas, 6 months to August 2019. MFI customers
SME MFI share	Source: DBM Consultants Business Financial Services Monitor, 12 months to August 2019. MFI customers, Total SME businesses. Total SME businesses are those organisations with annual turnover under $5 million (excluding Agribusinesses)

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Westpac GROUP

Appendix 3: Definitions – Other

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Commercial MFI share	Source: DBM Consultants Business Financial Services Monitor, 12 months to August 2019. MFI customers, Commercial businesses. Commercial businesses are those organisations with annual turnover $5 million - $100 million (excluding Agribusinesses)
Net Promoter Score or NPS	Net Promoter Score measures the net likelihood of recommendation to others of the customer's main financial institution for retail or business banking. Net Promoter Score[SM] is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a 11 point numerical scale where 10 is 'Extremely likely' and 0 is 'extremely unlikely', Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10)
NPS Agri (Westpac NZ)	6 month rolling Agri Market Monitor data (survey conducted by Key Research). Respondents are asked about likelihood to recommend their main business bank to business colleagues, friends or family on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Business (Westpac NZ)	Source: 6 month rolling Business Finance Monitor data (survey conducted by Kantar TNS among businesses with an annual turnover of $5 to $150 million). Respondents are asked about likelihood to recommend their main business bank to business colleagues and associates on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)
NPS Consumer (Westpac NZ)	Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6)

NPS – overall consumer	Source: DBM Consultants Consumer Atlas, August 2017 – August 2019, 6MMA. MFI customers
NPS – overall business	Source: DBM Consultants Business Financial Services Monitor, August 2017 – August 2019, 6MMA. MFI customers, all businesses
SGB Brands	SGB Brands (Consumer): St.George Bank, Bank of Melbourne, BankSA, RAMS, Dragondirect SGB Brands (Business): St.George Bank, Bank of Melbourne and BankSA
Westpac Group rank	The ranking refers to Westpac Group's position relative to the other three major Australian banking groups (ANZ Group, CBA Group and NAB Group)
NPS – WIB	An internal based survey conducted by a third party agency that asks customers for feedback on the quality of the products, services and insights provided. Customers are surveyed a maximum of 2 times per year
Women in Leadership	Women in Leadership refers to the proportion of women (permanent and maximum term) in leadership roles across the Group. It includes the CEO, Group Executive, General Managers, senior leaders with significant influence on business outcomes,(direct reports to General Managers and their direct reports), large (3+) team people leaders three levels below general manager, and Bank and Assistant Bank Managers

Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack

Investor Relations Team Contact us 155 www.westpac.com.au/investorcentre Head of Investor Relations Director Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack Investor Relations Team Andrew BowdenNicole MehalskiAnnual reports Presentations and webcasts +61 2 8253 4008+61 2 8253 16675 year financial summary andrewbowden@westpac.com.aunicole.mehalski@westpac.com.auPrior financial results Jacqueline BoddyLouise Coughlan Director (Debt Investor Relations)Director +61 2 8253 3133+61 2 8254 0549 jboddy@westpac.com.aulcoughlan@westpac.com.au Danielle StockRebecca Plackett Senior ManagerSenior Manager +61 2 8253 0922+61 2 8253 6556 danielle.stock@westpac.com.aurplackett@westpac.com.au Or email: investorrelations@westpac.com.au

Disclaimer 156 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2019 Full Year Financial Results (incorporating the requirements of Appendix 4E) for the twelve months ended 30 September 2019 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to page 42 for an explanation of cash earnings and Appendix 1 page 147 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘risk’, ‘aim’, or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the section titled ‘Risk factors' in Westpac’s 2019 Annual Report for the year ended 30 September 2019 available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities in the United States. The securities to be offered and sold under the capital raising have not been, and will not be, registered under the U.S. Securities Act of 1933 (the “U.S. Securities Act”) or the securities laws of any state or other jurisdiction of the United States. The securities to be offered in the Placement may not be offered or sold, directly or indirectly, to any person in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and any other applicable U.S. state securities laws. Securities to be offered under the SPP may not be offered or sold, directly or indirectly, to any person in the United States or any person that is acting for the account or benefit of a person in the United States. Westpac Group 2019 Full Year Results Presentation & Investor Discussion Pack